                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      DEL LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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
                             DEL LABORATORIES, INC.
                                 178 EAB PLAZA
                         UNIONDALE, NEW YORK 11556-0178
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 27, 1999
                            ------------------------

                                                                  April 27, 1999

To the Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DEL LABORATORIES, INC. (the "Corporation"), will be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530 on Thursday, May 27, 1999, at 9:30 A.M. (local time) to consider the following matters:

    1. To elect three members of the Board of Directors of the Corporation for a term of three years;

    2. To approve the Corporation's Amended and Restated 1994 Stock Plan;

    3. To approve the Corporation's Amended and Restated Annual Incentive Plan; and

    4. To transact such other business as may properly come before the meeting.

    The Board of Directors has fixed the close of business on April 5, 1999 as the record date for the determination of the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be maintained at the Company's corporate offices at 178 EAB Plaza, Uniondale, New York 11556-0178, for ten days prior to the meeting.

    Stockholders are cordially invited to attend the meeting. If you are a stockholder of record and plan to attend, please complete and return the enclosed Request for Admission Card. If you are a stockholder whose shares are not registered in your own name and you plan to attend, please request an admission card by writing to Executive Vice President--Chief Financial Officer, Del Laboratories, Inc., 565 Broad Hollow Road, Farmingdale, New York 11735. Evidence of your stock ownership, which you can obtain from your bank, stockbroker, etc., must accompany your letter.

    A copy of the Annual Report for the year 1998 is enclosed herewith.

                                        By Order of the Board of Directors,

                                        Shawn A. Smith
                                        SECRETARY

    YOU ARE REQUESTED TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

                             DEL LABORATORIES, INC.
                                 178 EAB PLAZA
                         UNIONDALE, NEW YORK 11556-0178
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 27, 1999
                            ------------------------

    Your proxy is hereby solicited on behalf of the Board of Directors of Del Laboratories, Inc., a Delaware corporation (the "Corporation"), for use at the 1999 Annual Meeting of Stockholders, to be held on Thursday, May 27, 1999 at 9:30 A.M. at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, and at any adjournments thereof. The purposes of the meeting are as set forth herein and in the accompanying Notice of Annual Meeting. It is anticipated that these materials will be mailed on or about April 27, 1999 to all stockholders entitled to vote at the Annual Meeting.

    A proxy in the accompanying form, which is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Annual Meeting, the proxy will be voted FOR such matter. Each stockholder who has executed a proxy and returned it to the Board of Directors may revoke the proxy by notice in writing to the Secretary of the Corporation, by executing a later proxy or by attending the Annual Meeting in person and requesting the return of the proxy, in any case at any time prior to the voting of the proxy. The cost of the solicitation of proxies will be paid by the Corporation. In addition to the solicitation of proxies by the use of the mails, regularly engaged employees of the Corporation may, without additional compensation therefor, solicit proxies either personally, by telephone or by facsimile. The Corporation will, upon request, reimburse banks, brokers and other nominees for their reasonable expenses incurred in handling proxy materials for beneficial owners.

    The Board of Directors has fixed the close of business on April 5, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were outstanding and entitled to vote 7,403,514 shares of Common Stock, par value $1.00 per share ("Common Stock"). Each share of Common Stock entitles the holder thereof to one vote. One-third of all shares of Common Stock issued and outstanding and entitled to vote constitutes a quorum. Election of directors is by plurality vote, with the three nominees receiving the highest vote totals to be elected as directors of the Corporation. Accordingly, abstentions and broker non-votes will not affect the outcome of the election.

    If a stockholder is a participant in the Corporation's Employee Stock Ownership Plan (the "ESOP"), the participant will receive, with respect to the number of shares held for his or her account under the ESOP on the Record Date, a separate card which will serve as a voting instruction to the Trustee of the Employee Stock Ownership Trust, a trust that holds the shares acquired for the ESOP, with respect to shares held for the participant's account. Unless the card is signed and returned, shares held in the participant's account under the ESOP will be voted in the same proportion as the shares for which signed cards are returned by other participants.

    Attendance at the Annual Meeting will be limited to stockholders as of the Record Date, their authorized representatives and guests of the Corporation. Admission will be by admission card only. For stockholders of record who wish to obtain an admission card, please complete and return the enclosed Request for Admission Card. Beneficial owners with shares held through an intermediary, such as a bank or stockbroker, should request admission cards by writing to Executive Vice President--Chief Financial Officer, Del Laboratories, Inc., 565 Broad Hollow Road, Farmingdale, New York 11735, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain admission cards in advance may obtain them upon verification of ownership at the Annual Meeting. Admission cards may be issued to others at the discretion of the Corporation.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as to each person who, to the knowledge of the Corporation, as of the Record Date, was the beneficial owner of more than 5% of the issued and outstanding Common Stock:

                                                                                            AMOUNT AND
NAME AND ADDRESS OF                                                                          NATURE OF
  BENEFICIAL OWNER OR                                                                       BENEFICIAL      PERCENT
  IDENTITY OF GROUP                                                                        OWNERSHIP (1)   OF CLASS
-----------------------------------------------------------------------------------------  -------------  -----------

Dan K. Wassong
  Del Laboratories, Inc.
  178 EAB Plaza
  Uniondale, New York (2)................................................................     2,658,254(3)       32.2%(4)

Martin E. Revson
  445 Park Avenue
  New York, New York (2).................................................................     1,173,964         15.9%

FMR Corp.
  82 Devonshire Street
  Boston, MA 02109.......................................................................       476,066          6.4%

Dimensional Fund Advisors Inc.
  1299 Ocean Avenue--Suite 650
  Santa Monica, California...............................................................       450,578(5)        6.1%

------------------------

(1) Except as noted below, each beneficial owner has sole voting power and sole investment power.

(2) Mr. Wassong and Mr. Revson each has granted the other a right of first refusal to purchase certain of his shares in the event one of them wishes to dispose of such shares or upon his death, notwithstanding which each has the right to dispose of a limited number of shares in any period of 12 consecutive months.

(3) Includes 1,729,779 shares owned individually by Mr. Wassong, 5,460 shares owned by Mr. Wassong's wife (as to which he disclaims beneficial ownership), 851,437 shares issuable upon exercise of options held by Mr. Wassong and 71,578 shares held for Mr. Wassong's account under the ESOP as of December 31, 1998.

(4) Based on 7,403,514 shares outstanding on April 5, 1999 plus, with respect to Mr. Wassong, the number of shares he may acquire pursuant to the exercise of options (see footnote (3) above).

(5) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser that is deemed to beneficially own 450,578 shares of the Corporation's Common Stock as of December 31, 1998, furnishes investment advice to four registered investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over such shares. All securities are owned of record by such investment vehicles, and Dimensional disclaims beneficial ownership of all such shares.

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information, as of the Record Date, regarding the beneficial ownership of Common Stock by (i) each director of the Corporation (other than Mr. Wassong and Mr. Revson, information with respect to each of whom is presented above), (ii) each of the four most highly-compensated executive officers of the Corporation during 1998 other than Mr. Wassong and
(iii) all directors and executive officers as a group:

                                                                                        COMMON STOCK OWNED AS OF
                                                                                              APRIL 5, 1999
                                                                                        -------------------------
                                                                                         AMOUNT AND
                                                                                         NATURE OF
                                                                                         BENEFICIAL     PERCENT
                                                                                        OWNERSHIP(1)   OF CLASS
                                                                                        ------------  -----------
  OUTSIDE DIRECTORS
Robert A. Kavesh......................................................................       16,244          0.2%
Steven Kotler.........................................................................       54,029(2)        0.7%
Marcella Maxwell......................................................................          177            *
Jack Futterman........................................................................        8,422          0.1%
George L. Lindemann...................................................................       82,133(3)        1.1%

  EXECUTIVE OFFICERS
Charles J. Hinkaty....................................................................      344,020(4)        4.6%
Harvey P. Alstodt.....................................................................      129,770(5)        1.8%
William McMenemy......................................................................      248,624(6)        3.4%
James Lawrence........................................................................       17,993(7)        0.2%

  ALL DIRECTORS AND EXECUTIVE
  OFFICERS AS A GROUP
(11 persons)..........................................................................    4,733,630(8)       54.5%

------------------------

(1) Except as noted below, each beneficial owner has sole voting power and sole investment power.

(2) Includes 1,677 shares of Common Stock owned by Mr. Kotler's wife, 152 shares owned by a pension trust for the benefit of Mr. Kotler and 2,200 shares owned by a family foundation which Mr. Kotler may be deemed to control.

(3) Shares are owned by a partnership controlled by Mr. Lindemann.

(4) Includes 179,552 shares which Mr. Hinkaty may acquire through exercise of options currently outstanding and 7,121 shares held for Mr. Hinkaty's account under the ESOP as of December 31, 1998. Mr. Hinkaty is also a director of the Corporation.

(5) Includes 66,192 shares which Mr. Alstodt may acquire through exercise of options currently outstanding and 6,029 shares held for Mr. Alstodt's account under the ESOP as of December 31, 1998.

(6) Includes 179,404 shares which Mr. McMenemy may acquire through exercise of options currently outstanding and 18,922 shares held for Mr. McMenemy's account under the ESOP as of December 31, 1998.

(7) Includes 10,408 shares which Mr. Lawrence may acquire through exercise of options currently outstanding and 1,173 shares held for Mr. Lawrence's account under the ESOP as of December 31, 1998.

(8) Includes (i) 1,286,993 shares which such persons have rights to acquire through the exercise of options currently outstanding, (ii) 104,823 shares held for the accounts of all executive officers and directors under the ESOP as of December 31 1998, (iii) 5,460 shares owned by Mr. Wassong's wife, (iv) 1,677 shares owned by Mr. Kotler's wife, (v) 152 shares held by a pension trust for the benefit of Mr. Kotler, (vi) 2,200 shares owned by a family foundation which Mr. Kotler may be deemed to control, and (vii) 82,133 shares owned by a partnership controlled by Mr. Lindemann.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Each director and executive officer of the Corporation and persons owning more than 10% of the Corporation's equity securities are required by Section 16(a) of the Securities Exchange Act of 1934, as amended, to report to the Securities and Exchange Commission, by a specified date, his or her beneficial ownership of, or transactions in, the Corporation's equity securities. To the Corporation's knowledge (based solely on a review of the copies of such reports furnished to the Corporation), all of the Corporation's directors, executive officers and owners of greater than 10% of the Corporation's equity securities timely made all required filings, with the exception of Mr. McMenemy, who made one (1) late filing on Form 4 covering one (1) transaction.

                             ELECTION OF DIRECTORS

    The Corporation's Restated Certificate of Incorporation provides that the Board of Directors shall consist of a minimum of three directors and a maximum of ten directors, with the number to be fixed by the Board of Directors and such number to be divided into three classes that will be nearly as equal as possible. The Board currently consists of eight directors, three of whom are designated as members of Class I, two of whom are designated as members of Class II and three of whom are designated as members of Class III. The term of office of each class of directors is three years, with one class of directors expiring each year in rotation so that one class is elected at each annual meeting.

    Three directors for Class III are to be elected at the Annual Meeting and, when elected, will serve until the Annual Meeting of Stockholders for 2002 and until the election and qualification of their successors.

    It is the intention of the Board of Directors to nominate at the Annual Meeting the individuals whose names are set forth in Class III below for election to the Board of Directors for a three-year term. In the event that any of such nominees for election at the Annual Meeting should become unavailable for election for any reason, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominee as the Board of Directors may designate. The proxies in the accompanying form, duly returned to the Board of Directors, can only be voted for three directors to be elected at the Annual Meeting.

INFORMATION CONCERNING DIRECTORS

    The information set forth below, furnished to the Board of Directors by the respective individuals, shows as to each nominee and each director of the Corporation (i) his or her name and age; (ii) his or her principal occupation, including positions or offices held with the Corporation, at present and for the past five years; (iii) the year in which he or she began to serve as a director; and (iv) the class of director to which he or she belongs.

                                    CLASS I
                       (TO SERVE UNTIL THE ANNUAL MEETING
                           OF STOCKHOLDERS FOR 2000)
                  NO DIRECTORS ARE TO BE ELECTED TO THIS CLASS

NAME AND AGE                                    PRINCIPAL OCCUPATION OR EMPLOYMENT                  DIRECTOR SINCE
------------------------------  ------------------------------------------------------------------  ---------------

Martin E. Revson (88)           Private investor since August 1992; Chairman of the Board of the            1963
                                Corporation from July 1963 to August 1992

Dan K. Wassong (68)             President and Chief Executive Officer of the Corporation; Chairman          1968
                                of the Board of the Corporation since August 1992

Jack Futterman (68)             Private investor since March 1996; Chairman and Chief Executive             1996
                                Officer of Pathmark Stores, Inc. from September 1989 to March 1996

                                    CLASS II
                     (TO SERVE UNTIL THE ANNUAL MEETING OF
                             STOCKHOLDERS FOR 2001)
                  NO DIRECTORS ARE TO BE ELECTED TO THIS CLASS

NAME AND AGE                                    PRINCIPAL OCCUPATION OR EMPLOYMENT                  DIRECTOR SINCE
------------------------------  ------------------------------------------------------------------  ---------------
Charles J. Hinkaty (49)         Vice President of the Corporation and President of Del                      1986
                                Pharmaceuticals, Inc.

George L. Lindemann (63)        Chairman of the Board and Chief Executive Officer of Southern               1998
                                Union Co.

                                   CLASS III
                       (TO SERVE UNTIL THE ANNUAL MEETING
                           OF STOCKHOLDERS FOR 2002)
                THREE DIRECTORS ARE TO BE ELECTED TO THIS CLASS

NAME AND AGE                                    PRINCIPAL OCCUPATION OR EMPLOYMENT                  DIRECTOR SINCE
------------------------------  ------------------------------------------------------------------  ---------------

Robert A. Kavesh (71)           Marcus Nadler Professor of Finance and Economics, Graduate School           1976
                                of Business, New York University

Steven Kotler (52)              President and Chief Executive Officer, Schroder & Co., Inc., an             1987
                                investment banking firm (1)

Marcella Maxwell (61)           Director of Development and Public Affairs, Miracle Makers, Inc.,           1994
                                since February 1995; Director of Special Projects, Community
                                Affairs, Brooklyn Health Center, from July 1994 to February 1995;
                                Vice President, Community Affairs, New York City Health and
                                Hospital Corporation, from May 1992 to April 1994.

------------------------

(1) The Corporation during the past fiscal year has retained, and proposes in the future to retain, Schroder & Co., Inc. and certain of its affiliates to perform investment advisory and other services.

    Mr. Wassong is also a director of Southern Union Company and Moore Medical Corp. Mr. Kavesh is also a director of Neuberger & Berman Income Funds, Inc. Mr. Kotler is also a director of Moore Medical Corp. and Schroders plc. Mr. Futterman is also a director of The Hain Foods Group, Inc.

MEETINGS AND COMMITTEES OF THE BOARD

    The Board of Directors of the Corporation held 8 meetings during 1998.

    The Board of Directors currently has three committees, an Audit Committee, a Compensation Committee and a Human Resources Committee. The Corporation has no standing nominating committee or any committee performing similar functions. The Board of Directors determines nominees for election to the Board.

    The Audit Committee, which is comprised of Messrs. Kavesh and Kotler, recommends to the Board of Directors the engaging of the independent auditors, reviews with the independent auditors the scope and results of the audit engagement, reviews the independence of auditors and considers the range of audit and non-audit fees. It held three meetings in 1998.

    The Compensation Committee, comprised of Messrs. Kotler, Kavesh and Futterman, establishes the compensation of the Chief Executive Officer and reviews on a periodic basis existing and proposed compensation plans, programs and arrangements for executive officers and other employees. This Committee held two meetings in 1998. The Stock Option Committee, a subcommittee of the Compensation Committee, administers the Corporation's stock-based incentive plans. The Stock Option Committee consists of Messrs. Kavesh and Futterman. This subcommittee held two meetings during 1998.

    The Human Resources Committee is comprised of Ms. Maxwell and Mr. Kotler. The Human Resources Committee deals with all aspects of employee benefits, complaints, employment practices and other matters involving the welfare of employees and prospective employees of the Corporation (other than negotiation of collective bargaining agreements and individual contracts of employment and other matters expressly reserved for action by the Compensation Committee). This Committee held two meetings during 1998.

    With the exception of Mr. Lindemann, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors or the total number of meetings of the committees and subcommittees on which such director served in 1998.

DIRECTORS' COMPENSATION

    Directors of the Corporation who are not employees of the Corporation (with the exception of Mr. Revson) receive an annual retainer of $25,000.

RECOMMENDATION OF BOARD OF DIRECTORS

    The Board of Directors recommends a vote FOR election as directors in Class III the nominees identified above. Those nominees who receive the three highest numbers of votes for their election as directors will be elected.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information with respect to the compensation in 1998, 1997 and 1996 of the Corporation's Chief Executive Officer and each of the other most highly compensated executive officers in 1998 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                       COMPENSATION
                                                                                    -------------------
                                                        ANNUAL COMPENSATION             SECURITIES
NAME AND PRINCIPAL                               ---------------------------------      UNDERLYING          ALL OTHER
     POSITION                                      YEAR       SALARY      BONUS           OPTIONS        COMPENSATION(1)
-----------------------------------------------  ---------  ----------  ----------  -------------------  ----------------
Dan K. Wassong.................................       1998  $  703,000  $  712,000          96,508         $    322,514
Chairman, President And                               1997     688,000     890,000         115,472              353,747
Chief Executive Officer                               1996     674,000     809,000         160,892              370,247

Charles J. Hinkaty.............................       1998  $  328,000  $  100,000          29,762         $     10,641
Vice President and President of                       1997     320,500      65,000          27,233               14,070
Del Pharmaceuticals, Inc.                             1996     310,454      90,000          19,254               15,112

Harvey P. Alstodt..............................       1998  $  280,000  $  160,000               0         $     12,658
Executive Vice President, Sales-- Cosmetics           1997     269,500     200,000          27,688               15,408
Division, North America                               1996     257,125     170,000          24,305               16,419

William McMenemy...............................       1998  $  280,000  $  160,000          10,198         $     11,715
Executive Vice President, Marketing-- Cosmetics       1997     269,500     200,000          32,358               14,970
Division, North America                               1996     257,125     170,000          26,209               16,034

                                                      1998  $  236,000  $  128,000           3,641         $      8,652
James Lawrence.................................       1997     226,000     160,000               0               12,203
Group Vice President, Operations                      1996     216,000     130,000               0               13,245

------------------------

(1) Includes for each Named Executive Officer (i) the insurance premiums paid in each year in respect of such officer under the Corporation's Executive Medical Reimbursement Plan (in 1998, the amounts paid were as follows: Mr. Wassong--$8,652, Mr. Hinkaty--$8,652, Mr. Alstodt--$8,652, Mr.
    McMenemy--$8,652, Mr. Lawrence--$8,652); and (ii) the dollar value (calculated in accordance with SEC guidelines) of the premiums paid by the Corporation with respect to "split dollar" life insurance policies maintained by the Corporation for certain of such officers (in 1998, the amounts were as follows: Mr. Wassong--$84,927, Mr. Hinkaty $1,989, Mr. Alstodt--$4,006, Mr. McMenemy-- $3,063). Also includes for Mr. Wassong indebtedness owed by him to the Corporation which was forgiven in each year ($228,935 in 1998). See "Description of Employment Agreements" and "Certain Transactions" below.

STOCK OPTION GRANTS AND RELATED INFORMATION

    STOCK OPTION GRANTS DURING 1998

    The following table sets forth for each of the Named Executive Officers information regarding individual grants of options during the year ended December 31, 1998 and the present value of these options on their grant date.

                               INDIVIDUAL GRANTS

                                      NUMBER OF
                                     SECURITIES        % OF TOTAL OPTIONS                                  GRANT DATE
                                     UNDERLYING       GRANTED TO EMPLOYEES   EXERCISE OF   EXPIRATION    PRESENT VALUE
NAME                             OPTIONS GRANTED (1)     IN FISCAL YEAR      BASE PRICE       DATE            (2)
-------------------------------  -------------------  ---------------------  -----------  ------------  ----------------
Dan K. Wassong.................          31,492                 16.1%         $  21.750      6/30/2005    $    235,733
                                         18,324                  9.4%         $  19.875      9/16/2005    $    131,775
                                         46,692                 23.9%         $  24.625     11/25/2005    $    442,183

Charles J. Hinkaty.............           9,440                  4.8%         $  28.500       1/8/2005    $     83,240
                                          9,986                  5.1%         $  24.250      8/11/2005    $     86,975
                                         10,336                  5.3%         $  20.500      11/9/2005    $     76,455

Harvey P. Alstodt..............               0                  0.0%               N/A            N/A             N/A

William McMenemy...............          10,198                  5.2%         $  28.750       6/1/2005    $     90,587

James F. Lawrence..............           3,046                  1.6%         $  31.000       6/9/2005    $     29,411
                                            595                  0.3%         $  26.500      7/31/2005    $      5,726

------------------------

(1) Each of the options granted during 1998 has an exercise price equal to the fair market value of a share of Common Stock on the date of grant, expires seven years from the date of grant and vests in one-third annual increments commencing one year after the date of grant.

(2) These amounts were determined using a modified Black-Scholes option pricing model. The assumptions underlying the Black-Scholes value include (a) expected volatility (based on the average of the one, three and five year historical volatilities of the Common Stock on the dates of grant); (b) the risk-free rate (the five year Treasury bond on date of grant); (c) projected dividend yield based on annual dividend of $0.14 per share (i.e., the annual dividend rate in effect on the dates of grant of such options); (d) a five year expected period to exercise; and (e) a discount rate of 5% per annum during the vesting schedule for the options (one-third vesting on each anniversary of the date of grant for all options). The following table shows the factors used to value the options above (by option expiration date):

   EXPIRATION      EXPECTED     RISK-FREE    DIVIDEND
      DATE        VOLATILITY      RATE         YIELD
----------------  -----------  -----------  -----------
June 30, 2005          35.54%        5.47%        0.64%
Sept. 16, 2005         40.67%        4.69%        0.70%
Nov. 25, 2005          43.79%        4.62%        0.57%
Jan. 8, 2005           9.402%        5.33%        0.49%
Aug. 11, 2005          37.96%        5.34%        0.55%
Nov. 9, 2005           40.76%        4.53%        0.68%
June 1, 2005           28.75%        5.53%        0.49%
June 9, 2005           28.75%        5.60%        0.45%
July 31, 2005          37.96%        5.50%        0.53%

    OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table sets forth information with respect to the Named Executive Officers concerning the exercise of stock options during 1998 and unexercised stock options held as of December 31, 1998.

                                                                           NUMBER OF
                                                                          SECURITIES              VALUE OF
                                                                          UNDERLYING            UNEXERCISED
                                                                          UNEXERCISED           IN-THE-MONEY
                                                                          OPTIONS AT              OPTIONS
                                                                         DEC. 31, 1998         DEC. 31, 1998
                                   SHARES ACQUIRED       VALUE           EXERCISABLE/           EXERCISABLE/
NAME                                 ON EXERCISE      REALIZED(1)        UNEXERCISABLE        UNEXERCISABLE(2)
---------------------------------  ---------------  ----------------  -------------------  ----------------------
Dan K. Wassong...................       163,333       $    844,479       825,239/227,121   $   12,472,338/830,850
Charles J. Hinkaty...............        50,570            267,008        167,328/54,336        2,240,928/215,978
Harvey P. Alstodt................             0                  0         56,963/26,561          568,507/109,954
William McMenemy.................             0                  0        163,495/40,507        2,772,808/182,826
James F. Lawrence................         1,274             15,766           9,393/3,641                116,238/0

------------------------

(1) The value realized is determined by multiplying the number of shares acquired by the closing market price of the Common Stock on the date of exercise, less the aggregate exercise price for said options.

(2) Based upon the closing price of the Common Stock on December 31, 1998 ($24.75 per share), less the exercise price for the aggregate number of shares subject to the options.

PENSION BENEFITS

    The following table shows the sum of the annual pension benefits payable to the Named Executive Officers under the Pension Plan and the annual SERP benefits assuming retirement at age 65 with election of a benefit payable as a life annuity in various remuneration and years of service classifications:

                                 ANNUAL BENEFITS
                   YEARS OF CREDITED SERVICE AT RETIREMENT (2)
 FINAL AVERAGE    ----------------------------------------------
COMPENSATION (1)      15          20          25          30
----------------  ----------  ----------  ----------  ----------
  $     75,000    $   13,500  $   18,000  $   22,500  $   27,000
  $    100,000    $   18,000  $   24,000  $   30,000  $   36,000
  $    150,000    $   27,000  $   36,000  $   45,000  $   54,000
  $    200,000    $   36,000  $   48,000  $   60,000  $   72,000
  $    300,000    $   54,000  $   72,000  $   90,000  $  108,000
  $    400,000    $   72,000  $   96,000  $  120,000  $  144,000(3)
  $    500,000    $   90,000  $  120,000  $  150,000(3) $  180,000(3)
  $    600,000    $  108,000  $  144,000(3) $  180,000(3) $  216,000(3)
  $    800,000    $  144,000(3) $  192,000(3) $  240,000(3) $  288,000(3)
  $    900,000    $  162,000(3) $  216,000(3) $  270,000(3) $  324,000(3)
  $  1,000,000    $  180,000(3) $  240,000(3) $  300,000(3) $  360,000(3)
  $  1,100,000    $  198,000(3) $  264,000(3) $  330,000(3) $  396,000(3)

------------------------

(1) The Pension Plan benefits are based on the highest five consecutive years out of final ten years of employment before normal retirement date. The SERP benefits are currently based on the yearly compensation for 1996. The compensation for 1996 for Messrs. Wassong, Hinkaty, Alstodt, McMenemy and Lawrence was $1,334,091, $387,957, $395,604, $396,509 and $261,545,
    respectively.

(2) Messrs. Wassong, Hinkaty, Alstodt, McMenemy, and Lawrence have, respectively, 33, 14, 12, 33 and 6 years of credited service under the Pension Plan.

(3) The benefits payable under the Pension Plan are currently limited to $130,000, which is the maximum currently allowable under the Internal Revenue Code of 1986, as amended (the "Code"). Any pension benefit payable in excess of the maximum permitted by the Code would, if applicable, be payable under the SERP.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Dan K. Wassong sets the salaries and recommends the bonuses, subject to Compensation Committee review and approval, of named executive officers other than himself.

DESCRIPTION OF EMPLOYMENT AGREEMENTS

    DAN K. WASSONG

    Dan K. Wassong, Chairman of the Board, President and Chief Executive Officer of the Corporation, is party to an employment agreement with the Corporation dated as of November 13, 1992, amended in certain respects by amendments dated March 21, 1994, March 31, 1997 and April 20, 1999 (collectively, the "Agreement"). The Agreement, as currently in effect, provides for Mr. Wassong's full time employment until December 31, 2008 at an annual base salary of not less than $723,000. In addition, the Board of Directors may grant Mr. Wassong bonuses on a discretionary basis (in addition to bonuses which Mr. Wassong may receive under the Incentive Plan). Upon termination of the Agreement except for death, disability or cause, Mr. Wassong has agreed to serve as a consultant to the Corporation for a period of five years, although Mr. Wassong may elect not to serve as a consultant if Mr. Wassong is terminated without cause (the definition of which includes a "change in control" of the Corporation, as defined), or if he retires with the consent of a majority of the other directors after age 65 and before age 70, or retires at or after age 70 with or without the consent of the other directors (such retirement is hereinafter referred to as a "Voluntary Retirement"). During such time as he serves as a consultant, Mr. Wassong will be paid an annual amount equal to 60% of his base salary at the time of termination of the Agreement. In addition, during that time, Mr. Wassong and his immediate family will be entitled to continue to participate in the Corporation's medical reimbursement program or to receive substantially equivalent medical insurance coverage, and Mr. Wassong will be provided, at the Corporation's expense, with an office and support services and use of an automobile.

    The Agreement also provides for payment, upon its termination for any reason other than cause or voluntary termination prior to a Voluntary Retirement, of compensation based on one month of compensation at the Adjusted Compensation Rate (i.e., an annual rate of compensation equal to the base annual salary in effect at the date of termination plus 110% of the previous year's bonus) for each year of Mr. Wassong's employment by the Corporation since 1965. In the event the Agreement is terminated without cause, Mr. Wassong will also receive a lump sum payment equal to his base annual salary at the time of termination multiplied by the greater of (i) the number of years remaining in the term of the Agreement and (ii) four years. If the Agreement is terminated as a result of Mr. Wassong's mental or physical disability, Mr. Wassong will continue to receive his base annual salary in effect at the time of such disability for the longer of (i) or (ii) above. If Mr. Wassong should die during the term of the Agreement, his designee (or legal representative) will receive payments for six months after his death at the base salary rate in effect at the time of death. Furthermore, if termination is a result of the death or disability of Mr. Wassong or without cause, Mr. Wassong (or his representative, as the case may be) may require the Corporation to pay as additional compensation the excess of the market value of shares of stock which Mr. Wassong had an option to acquire from the Corporation over the aggregate exercise price for those options (in which case such options shall be cancelled).

    Under the Agreement, the Corporation has agreed to lend, or cause to be loaned, to Mr. Wassong (to the extent permitted by applicable law) amounts sufficient to enable him to (i) exercise options and rights to purchase shares of Common Stock of the Corporation heretofore or hereafter granted to him and

(ii) pay any applicable federal, state and local income taxes incurred by him as a result of the exercise of such options and rights. Mr. Wassong also has been granted certain rights for the registration of shares for public offering under the Securities Act of 1933, as amended.

    Pursuant to the terms of the Agreement, during 1993 the Corporation purchased $4,000,000 of life insurance policies payable on the death of Mr. Wassong. Under the terms of a Life Insurance Agreement by and among the Corporation and a trust established for the purpose of owning the policies, the policies are subject to a "split dollar" arrangement under which the Corporation will receive, upon Mr. Wassong's death, an amount equal to the premiums paid by the Corporation, without interest. The Corporation has agreed to pay all premiums due in respect of such insurance policies (and any additional policies that may be required to be purchased in order to provide an aggregate death benefit of no less than $4,000,000). In addition, in certain circumstances, the Corporation is required to pay additional premiums to assure that the amount payable to Mr. Wassong's beneficiaries will be no less than $2,000,000. The annual premium under the policies is $170,363.24; it is anticipated that the annual premium will be required to be paid until 2002, at which time it is estimated that the policies will be fully paid up (although the period of time over which the premiums will be required to be paid may vary depending upon the investment performance of the insurers and other factors). Pursuant to the Life Insurance Agreement, the Corporation will continue to be obligated to pay the premiums during Mr. Wassong's employment with the Corporation and following termination of his employment, unless termination is a result of a discharge for cause or if Mr. Wassong voluntarily terminates employment other than by Voluntary Retirement. Amounts payable to Mr. Wassong's beneficiaries upon his death pursuant to the policies purchased under the Life Insurance Agreement are in addition to benefits payable pursuant to the Corporation's general life insurance coverage available to all employees.

    OTHER NAMED EXECUTIVE OFFICERS

    The Corporation is currently party to an employment agreement with Charles
J. Hinkaty, Vice President and President of Del Pharmaceuticals, Inc., for a term expiring on March 31, 2002. Under the employment agreement, Mr. Hinkaty's annual rate of compensation shall not be less than $325,000.

    The Corporation is party to an employment agreement with Harvey Alstodt, Executive Vice President, Sales-Cosmetics Division, North America, for a term expiring on March 31, 2001. Under the employment agreement, Mr. Alstodt's annual rate of compensation shall not be less than $250,000.

    The Corporation is currently party to an employment agreement with William McMenemy, Executive Vice President, Marketing-Cosmetics Division, North America, for a term expiring on March 31, 2003. Under the employment agreement, Mr. McMenemy's annual rate of compensation shall not be less than $250,000.

    The Corporation is party to an employment agreement with James Lawrence, Group Vice President, Finance, for a term expiring on March 31, 2001. Under the employment agreement, Mr. Lawrence's annual rate of compensation shall not be less than $208,000.

    The Corporation has agreed to provide to each of Messrs. Hinkaty, Alstodt and McMenemy $500,000 of life insurance (including the insurance benefits payable under the Corporation's group benefit plans), payable upon death to their respective designees.

    In accordance with the Corporation's policy regarding executives who have been with the Corporation for at least ten years, Messrs. Hinkaty, Alstodt and McMenemy will, upon termination of their employment without cause, be entitled to receive, as severance compensation, one month's salary at the annual rate of $325,000, $250,000 and $250,000, respectively, for every year of service with the Corporation, up to a maximum of 24 months; Mr. Hinkaty has been with the Corporation for 14 years, Mr. Alstodt has been with the Corporation for 12 years and Mr. McMenemy has been with the Corporation for 34 years.

Termination without cause, for purposes of each of the compensation arrangements described in this paragraph, is deemed to include a "change of control" as defined.

CERTAIN TRANSACTIONS

    Pursuant to the 1994 Amendment to Mr. Wassong's employment agreement, three outstanding loans made by the Corporation to Mr. Wassong were consolidated, effective as of January 1, 1994, with the then aggregate principal amount of the three loans (the "Existing Balance") to be repaid, with interest at the rate of 6% per annum, in annual amounts of $130,000 in 1994, $140,000 for each year during the period from 1997 through 2003 and a final payment of $642,250 on January 20, 2004, provided that each payment of principal and interest will be forgiven when due so long as Mr. Wassong is then employed by, or then serves as a consultant to, the Corporation. Pursuant to the 1997 Amendment to Mr. Wassong's employment agreement, the period during which the Existing Balance is to be repaid was extended from January 20, 2004 to January 20, 2006, and the schedule of principal payments which are to be made was changed so that payments of $140,000 are to be made in each of 2004 and 2005 and a final payment of $362,250 is to be made on January 20, 2006. The Corporation may, at its option, forgive additional amounts in excess of the scheduled principal and interest payments in any year, provided that the maximum amount of principal and interest which may be forgiven in any calendar year (including the scheduled payments during that year), other than 2006, may not exceed $360,000. Any amount forgiven in any year in excess of the scheduled principal and interest will be applied in inverse order against the remaining principal payments. During 1998, $140,000 of principal and $88,935 of interest were forgiven by the Corporation.

    Under the 1994 Amendment, Mr. Wassong's indebtedness is required to be secured by shares of Common Stock of the Corporation having a market value equal to not less than 110% of the principal amount of the Existing Balance then outstanding. If Mr. Wassong leaves the Corporation or ceases to serve as a consultant to the Corporation for any reason other than termination without cause by the Corporation, disability, death or Voluntary Retirement, the portion of the Existing Balance then outstanding, plus all accrued interest, will become immediately due and payable. In the event of Mr. Wassong's death or disability while employed by, or while serving as a consultant to the Corporation, or in the event his employment or consultancy is terminated without cause, the portion of the Existing Balance then outstanding and accrued interest will be forgiven.

    In October 1992, the Corporation loaned Mr. Hinkaty $130,000 to enable him to exercise an option to purchase shares of Common Stock. The loan, which bears interest at the prime rate of The Chase Manhattan Bank, is payable in 40 quarterly installments commencing on March 31, 1993. The loan is secured by a pledge of 8,500 shares of Common Stock. If Mr. Hinkaty were to leave the employment of the Corporation for any reason other than death or disability, the loan will be payable in full within 30 days thereafter. The current principal balance of this loan is $48,750.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    As discussed below, the Compensation Committee considers a variety of factors in arriving at the compensation paid to the Corporation's executive officers. No specific weighting was assigned by the Compensation Committee to any of the factors considered in determining the remuneration paid to the Chief Executive Officer and the other Named Executive Officers for 1998.

GENERAL POLICIES

    The Corporation's executive compensation program is intended to provide a competitive total compensation package that enables the Corporation to attract and retain key executives and that focuses executive behavior on the fulfillment of both short-term (i.e., annual) and long-term business objectives and strategies. The key components of the Corporation's executive compensation program are base salary, annual incentive compensation and stock options. In addition, with respect to Dan K. Wassong, the Corporation's Chief Executive Officer, consideration is given to forgiveness of indebtedness to the Corporation which Mr. Wassong has incurred in the past in connection with his exercise of stock options, which forgiveness is provided for under his employment agreement (as amended) on an annual basis through 2006 (subject, except in limited circumstances, to his continued employment with the Corporation) and which is deemed to be valuable to the Corporation by enabling and encouraging him to have a substantial position as a stockholder of the Corporation.

    In determining compensation for its executive officers, the Corporation generally seeks to remain competitive with compensation levels for executives of companies of comparable size and profitability engaged in the health and beauty business.

    Base salaries for each of the Named Executive Officers are (subject to contractually stipulated minimums) based upon past and expected future performance of the executive, the executive's responsibilities with the Corporation and salaries for similar executive positions in companies that are competitive with, and comparable in size to, the Corporation (including a number of companies in addition to those reflected in the peer group index used in the stock performance graph appearing below). The base salary of the Chief Executive Officer is determined by the Compensation Committee. The base salaries of all other Named Executive Officers are fixed by the Chief Executive Officer, subject to review by the Compensation Committee. During 1998, the maximum increase in base salary for any of the Named Executive Officers was approximately 4%. Annual incentive compensation for each Named Executive Officer has been linked, generally, to overall corporate performance and/or the performance of a particular subsidiary or other business unit for which the executive may have responsibility, but has also included a subjective assessment of the officer's success in fulfilling the duties and responsibilities of his position.

    Generally, annual incentive compensation has constituted approximately 15% to 50% of each Named Executive Officer's total cash compensation in any year. Commencing in 1994, incentive compensation for each Named Executive Officer in any year has been established under an Incentive Plan (the "1994 Incentive Plan"), pursuant to which the Compensation Committee, with respect to the Chief Executive Officer, and the Chief Executive Officer, with respect to all other executive officers, establishes performance objectives for use in determining all or a portion of amounts payable to such persons. The Compensation Committee also has the discretion to award bonus payments to executive officers in addition to or in lieu of amounts authorized under the 1994 Incentive Plan. In 1998, the Corporation paid bonuses to its executive officers in excess of those which would have been payable under the 1994 Incentive Plan in accordance with performance goals achieved. These payments were awarded by the Compensation Committee taking into consideration that the failure to achieve such performance objectives resulted primarily from certain extraordinary factors and that as a whole, the Corporation's core products enjoyed an increase in sales and market share. Such bonuses ranged from approximately 23% to 50% of such executive officers' total cash compensation.

    The principal mechanism for rewarding executives for long-term performance has been the grant of stock options under the Corporation's stock-based incentive plans. The plan currently employed by the Corporation for this purpose is the 1994 Stock Plan. Under the 1994 Stock Plan, the Stock Option Committee may grant to executive officers and other key employees stock options, as well as other stock-based awards, including restricted stock grants, deferred stock and performance-based stock awards. To date, awards under the 1994 Stock Plan have consisted only of stock options. Under the terms of the 1994 Stock Plan, all grants of stock options must be made at no less than market value, so that the person receiving options will benefit from appreciation of the price of the stock to the same extent as other stockholders.

COMPENSATION FOR CHIEF EXECUTIVE OFFICER

    Mr. Wassong's salary and bonus are determined in accordance with the same general standards applied to other executives as outlined above. In determining Mr. Wassong's 1998 base salary, the Committee considered the excellent financial results of the Company in 1997 as well as Mr. Wassong's strong individual performance. In 1998, Mr. Wassong's base salary was set at $703,000 which represents a 2.2% increase over his 1997 base salary, and his bonus was set at $712,000. During 1998, a total of $228,935 of Mr. Wassong's indebtedness to the Corporation was forgiven in accordance with his employment agreement.

    STOCK OPTIONS

    Generally, stock options are granted to officers based upon the officer's ability to influence the Corporation's long-term growth and profitability. The Stock Option Committee receives recommendations from the Chief Executive Officer concerning option grants for executive officers other than himself. All options have been granted at exercise prices which are not less than the fair market value of the Common Stock on the date of grant. Options to purchase a total of 140,109 shares were granted to the Corporation's Named Executive Officers during 1998, including options to purchase 96,508 shares granted to Mr. Wassong. All of the options granted to the Named Executive Officers in 1998 were granted to replace shares utilized by such persons to satisfy the exercise prices of options previously granted to them by the Corporation (and the tax liability arising therefrom, if any).

                             COMPENSATION COMMITTEE
                                 Steven Kotler
                                 Jack Futterman
                                Robert A. Kavesh

STOCK PERFORMANCE GRAPH

    The following graph charts the total stockholder return over a five-year period commencing on December 31, 1993, with respect to an investment in the Corporation's Common Stock as compared to the Amex Market Value Index and a peer group of companies selected by the Corporation for purposes of comparison (the "Peer Group"). The Peer Group consists of Playtex Products, Inc., Carter-Wallace, Inc., Helen of Troy Limited, NBTY and Windmere-Durable Holdings, Inc. Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization. Dep, Inc., which was part of the peer group included in the proxy statement relating to the Annual Meeting of Stockholders in 1998, is not part of the peer group in the graph below since the company was sold and the stock is no longer traded. Playtex Products, Inc. was added to the group, and the graph reflects such company's total shareholder return from the period beginning January 27, 1994, the date the company's common stock became publicly traded.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             DEL LABRATORIES,
                   INC.           NEW PEER GROUP*    OLD PEER GROUP**    AMEX MARKET VALUE INDEX
1993                     $100.0             $100.0              $100.0                     $100.0
1994                     $171.3              $60.1               $59.7                      $90.9
1995                     $189.8              $57.6               $55.9                     $114.9
1996                     $259.9              $91.3              $101.2                     $122.2
1997                     $500.5             $126.1              $142.3                     $148.3
1998                     $415.1             $120.2              $116.1                     $150.8

                                                                       YEAR END                                COMPOUND
                                           ----------------------------------------------------------------  ANNUAL RETURN
                                             1993       1994       1995       1996       1997       1998         RATE
                                           ---------  ---------  ---------  ---------  ---------  ---------  -------------
Del Laboratories, Inc....................  $   100.0  $   171.3  $   189.8  $   259.9  $   500.5  $   415.1        32.93%
New Peer Group*..........................      100.0       60.1       57.6       91.3      126.1      120.2         3.74%
Old Peer Group**.........................      100.0       59.7       55.9      101.2      142.3      116.1         3.04%
AMEX Market Value Index..................      100.0       90.9      114.9      122.2      148.3      150.8         8.57%

------------------------

* New peer group includes Carter-Wallace, Inc., Helen of Troy Limited, NBTY, Inc., Playtex Products, Inc. and Windmere--Durable Holdings, Inc. Reflects Playtex Products' total shareholder return for the period beginning 1/27/94, the date the company became publicly traded. The new peer group index varies from that used in last year's proxy in that Dep Corporation has been eliminated due to its acquisition by Henkel KGAA on 9/23/98, and Playtex Products has been added to the group.

** Old peer group includes Carter-Wallace, Inc., Helen of Troy Limited, NBTY, Inc. and Windmere-- Durable Holdings, Inc. Dep Corporation was eliminated due to its acquisition by Henkel KGAA on 9/23/98.

APPROVAL OF AMENDMENT AND RESTATEMENT OF 1994 STOCK PLAN

GENERAL

    As discussed above in the "Compensation Committee Report on Executive Compensation" (the "Compensation Committee Report"), the Corporation's 1994 Stock Plan is an important means by which the Company ties the compensation of executive officers to the performance of the Corporation. To date, awards under the 1994 Stock Plan generally have been in the form of stock options, although the Plan also authorizes a broad range of other awards, including restricted and deferred stock, performance awards, limited stock appreciation rights ("LSARs") and other types of awards based on the Corporation's Common Stock (collectively, "Awards").

    At the 1999 Annual Meeting, the Corporation's stockholders will be asked to approve an amendment and restatement of the 1994 Stock Plan (the "Amended Plan"). Among the more significant changes from the 1994 Stock Plan as currently in effect (the "Current Plan") are an increase in the number of shares reserved for issuance by 400,000 shares, broader eligibility to include non-employee consultants and others who are providing substantial services to the Corporation, revision of the annual per person limitations, establishing the material terms relating to performance awards in order that such awards qualify as "performance-based awards" fully tax deductible by the Company under Section 162(m) of the Internal Revenue Code (the "Code"), and obligations relating to non-competition and proprietary information that may be imposed on optionees.

    The Board of Directors and the Compensation and Stock Option Committees (the "Committees") believe that attracting and retaining high quality executives and others who provide services to the Corporation is essential to the Corporation's progress and success. The Corporation gains important advantages from a comprehensive compensation program which includes different types of incentives for motivating employees and other service providers and rewards for outstanding service. In particular, stock options have been and will continue to be an important element of the compensation program, because such Awards enable executives to acquire or increase their proprietary interest in the Corporation, thereby promoting a closer identity of interests between them and the Corporation's stockholders. Such Awards also provide an increased incentive for the recipient to put forth his or her maximum efforts for the success of the Corporation's business.

    The Board and the Committees also intend that the Corporation's ability to claim tax deductions for compensation paid should be preserved to the greatest extent practicable. Therefore, the Corporation is seeking stockholder approval of the material terms of performance awards to named executives under the Amended Plan, in order to meet a key requirement for such awards to qualify as "performance-based" compensation under Section 162(m) of the Code. Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers (generally, the officers who are "named executive officers" in the summary compensation table in the company's proxy statement). "Performance-based" compensation is not counted against the $1 million deductibility cap. If the Amended Plan is approved by stockholders, performance Awards intended by the Stock Option Committee to qualify as "performance-based" compensation granted under the Amended Plan will be payable only upon achievement of pre-established performance goals (subject to such additional requirements and terms as the Committee may establish). Such performance awards can be used to place strong emphasis on the building of value for all stockholders.

    For purposes of Code Section 162(m), approval of the Amended Plan will be deemed also to include approval (or, in the case of terms included in the Current Plan, reapproval) of the eligibility of executive officers and other employees to participate, the per-person limitations described below under the caption "SHARES AVAILABLE AND AWARD LIMITATIONS," and the general business criteria upon which performance objectives for performance awards are based, described below under the caption "PERFORMANCE-BASED AWARDS." Because stockholder approval of general business criteria, without specific targeted levels of performance, qualifies performance awards for a period of approximately five years, stockholder approval of such business criteria will meet the requirements under Section 162(m) until 2004. Stockholder approval of the performance goal inherent in stock options and LSARs (increases in the market price of shares) is not subject to a time limit under Section 162(m).

DESCRIPTION OF THE AMENDED PLAN

    The following is a brief description of the material features of the Amended Plan. Such description is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

    SHARES AVAILABLE AND AWARD LIMITATIONS. Under the Amended Plan, the number of shares of Common Stock reserved and available for awards will be increased by 400,000. This would bring the total number of shares available for future grants of options and stock-based awards under the Amended Plan to 654,128 shares, or 8.8% of the shares outstanding on April 5, 1999. The Corporation has no plan currently in effect other than the 1994 Stock Plan under which options and stock-based awards may be granted, although options remain outstanding under a prior plan. If stockholders approve the Amended Plan, the total of those available shares plus the number of shares reserved for currently outstanding options under all plans would be 2,363,204 shares, or 31.7% of the shares outstanding on April 5, 1999.

    Shares subject to forfeited or expired Awards or to Awards settled in cash or otherwise terminated without issuance of shares to the participant, and shares withheld by or surrendered to the Corporation to satisfy withholding tax obligations or in payment of the exercise price of an Award, will be deemed to be available for new Awards under the Amended Plan. These same share counting rules apply to awards under two predecessor plans under which awards are no longer made, so that shares becoming available in connection with such awards will be available under the Amended Plan. Under the Amended Plan, shares subject to an Award granted in substitution for an award of a company or business acquired by the Corporation or a subsidiary will not count against the number of shares reserved and available. Shares delivered under the Amended Plan may be either newly issued or treasury shares. On April 5, 1999, the last reported sale price of the Corporation's Common Stock on the composite tape for American Stock Exchange-listed securities was $17.75 per share.

    In addition, the Amended Plan includes a limitation on the amount of Awards that may be granted to any one participant in a given calendar year in order to qualify Awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, no participant may in any year be granted share-denominated Awards under the Amended Plan relating to more than his or her "Annual Limit" for each type of Award. The Annual Limit equals 500,000 shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. For purposes of this limitation, options, LSARs, restricted stock, deferred stock, and other stock-based awards are separate types of Awards subject to a separate limitation. In the case of Awards not relating to shares in a way in which the share limitation can apply, no participant may be paid during any calendar year an amount that exceeds his or her Annual Limit, which for this purpose equals the Fair Market Value of the number of shares under the participant's Annual Limit as of the date of grant or the date of settlement of the Award, whichever is greater. The Annual Limit for non-share-based Awards is separate from the Annual Limit for each type of share-based Award.

    Adjustments to the number and kind of shares subject to the share limitations and specified in the Annual Limits are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, reorganization, business combination, or other similar corporate transaction or event affects the Common Stock. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that any adjustments to Awards intended to qualify as "performance-based" must conform to requirements under Section 162(m).

    ELIGIBILITY. Executive officers and other employees of the Corporation and its subsidiaries, and non-employee consultants and others who provide substantial services to the Corporation and its subsidiaries are eligible to be granted Awards under the Amended Plan. In addition, any person who has been offered employment by the Corporation or a subsidiary may be granted Awards, but such prospective employee may not receive any payment or exercise any right relating to the Award until he or she has commenced employment.

    ADMINISTRATION. The Amended Plan is administered by the Stock Option Committee, except that the Board may appoint any other committee to administer the Amended Plan and may itself act to administer the Amended Plan. Subject to the terms and conditions of the Amended Plan, the Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of Shares to which Awards will relate or the amount of a performance Award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the Amended Plan, and make all other determinations which may be necessary or advisable for the administration of the Amended Plan. Nothing in the Amended Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers. The Amended Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Amended Plan.

    STOCK OPTIONS AND LSARS. The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The exercise price of an option is determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below). The maximum term of each option and the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment, generally are fixed by the Committee, subject to a restriction that no ISO (or related LSAR) may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares, or other property (including notes or obligations to make payment on a deferred basis) or by surrender of other outstanding Awards, having a fair market value equal to the exercise price.

    LSARs may be granted entitling the participant, within 60 days after a Change in Control, to surrender an option and receive the excess of the fair market value of each option share on the date of the Change in Control over the exercise price of the Option.

    RESTRICTED AND DEFERRED STOCK. The Committee is authorized to make Awards of restricted stock and deferred stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Committee. An Award of restricted stock entitles the participant to all of the rights of a stockholder of the Corporation, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Deferred stock gives participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the Award in the event of termination of employment under certain circumstances prior to the end of a specified restricted period (which need not be the same as the deferral period). Prior to settlement, deferred stock Awards carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid on such deferred stock.

    OTHER STOCK-BASED AWARDS, BONUS STOCK, AND AWARDS IN LIEU OF CASH OBLIGATIONS. The Amended Plan authorizes the Committee to grant Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock. The Committee will determine the terms and conditions of such Awards, including the consideration to be paid to exercise Awards in the nature of purchase rights, the periods during which Awards will be outstanding, and any forfeiture conditions and restrictions on Awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of the Corporation's obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify. The number of shares granted to an executive officer in place of salary, fees or other cash compensation must be reasonable, as determined by the Committee.

    PERFORMANCE-BASED AWARDS. The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of Awards being granted or becoming exercisable or settleable under the Amended Plan, or as a condition to accelerating the timing of such events. If so determined by the Committee, in order to avoid the limitations on deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance Awards to named executives will be selected from among the following: (1) earnings per common share; (2) revenues; (3) cash flow, free cash flow, or cash flow return on investment; (4) return on net assets, return on assets, return on investment, return on investment capital, or return on equity; (5) value created; (6) operating margin; (7) consolidated net income before or after taxes, pretax earnings, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense, operating earnings, or net cash provided by operations; (8) share price or total stockholder return; (9) sales above a specified threshold or in relation to prior periods; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures. The Committee may specify that any such criteria will be measured before or after extraordinary or non-recurring items, before or after service fees, or before or after payments of Awards under the Plan. The Committee may set the levels of performance required in connection with performance Awards as fixed amounts, goals relative to performance in prior periods, as goals compared to the performance of one or more comparable companies or an index covering multiple companies, or in any other way the Committee may determine.

    OTHER RESTRICTIONS ON AWARDS AND SHARES. The Committee may impose additional restrictions on Shares acquired upon exercise of options. The restrictions could include a period ranging from six months to three years after exercise during which option shares may not be sold or transferred, with a requirement that the shares be resold to the Corporation at the original exercise price upon certain types of termination of employment during that period. The restrictions could also include a right of first refusal requiring the optionee to offer the option shares to the Corporation prior to selling them after the end of the restriction period. In addition, the Committee may impose restrictions under which forfeiture is triggered by competition with the Corporation, disclosure or misuse of proprietary information, or failure to assist the Corporation in litigation. Such forfeitures would apply to outstanding Awards and any gains realized by exercise of options during the six months before the triggering event or, if the participant's employment has terminated, during the last six months of employment and up to 18 months following employment.

    OTHER TERMS OF AWARDS. Awards may be settled in cash, shares, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Corporation's obligations under the Amended Plan. The Committee may condition Awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the participant) in order to satisfy tax obligations. Awards granted under the Amended Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers in individual cases, including for estate planning purposes.

    Awards under the Amended Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in substitution for, exchange for or as a buyout of other Awards under the Amended Plan, awards under other Corporation plans, or other rights to payment from the Corporation, and may exchange or buyout outstanding Awards for cash or other property. The Committee also may grant Awards in addition to and in tandem with other Awards, awards, or rights as well.

    VESTING, FORFEITURES, AND ACCELERATION THEREOF. The Committee may, in its discretion determine the vesting schedule of options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of options and similar Awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award. In addition, the Amended Plan provides that, in the event of a Change in Control of the Corporation, outstanding Awards will immediately vest and be fully exercisable and any restrictions, deferral of settlement and forfeiture conditions of such Awards will lapse, and, unless otherwise provided by the Committee, performance goals and conditions will be deemed met at the maximum level. A Change in Control means an event in which (1) the Corporation shall merge or consolidate with any other corporation and shall not be the surviving corporation; (2) a sale of all or substantially all of the Corporation's assets; (3) a tender or exchange offer by a party other than an existing director intending to acquire the Corporation;
(4) a person, other than an existing director, becoming a beneficial owner of 25% or more of the voting power of Corporation securities; (5) a change in the Board such that a majority of members are not existing members or new members approved by existing and previously approved members. The Board may determine that a given event will not constitute a Change in Control.

    AMENDMENT AND TERMINATION OF THE AMENDED PLAN. The Board of Directors may amend, alter, suspend, discontinue, or terminate the Amended Plan or the Committee's authority to grant awards thereunder without stockholder approval unless stockholder approval is required by law, regulation, or stock exchange rule. The Board may in its discretion submit other amendments to stockholders for approval. Stockholder approval will not necessarily be required for amendments which might increase the cost of the Amended Plan or broaden eligibility. Unless earlier terminated, the Amended Plan will terminate at such time that no shares reserved under the Amended Plan remain available and the Company has no further rights or obligations with respect to any outstanding Award.

    EFFECT OF STOCKHOLDER APPROVAL ON AWARDS. All Awards granted to date have been granted under the 1994 Stock Plan as currently in effect, and so will be unaffected by the action of stockholders relating to the Amended Plan at the Annual Meeting. Awards to be granted under the Amended Plan will be within the discretion of the Committee, and therefore cannot be ascertained at this time. If stockholders decline to approve the Amended Plan, future Awards will not be granted to the extent necessary so that stockholder approval would have met the requirements of Treasury Regulation 1.162-27(e)(4), although this may not preclude continued granting of Awards under the terms of the Current Plan.

FEDERAL INCOME TAX IMPLICATIONS OF THE AMENDED PLAN

    The following is a brief description of the federal income tax consequences generally arising with respect to Awards that may be granted under the Plan. The grant of an option (including a stock-based award in the nature of a purchase right) and a related LSAR will create no federal income tax consequences for the participant or the Corporation. A participant will not have taxable income upon exercising an option which is an ISO (except that the alternative minimum tax may apply). Upon exercising an option which is not an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an LSAR, the participant must generally recognize ordinary income equal to the cash received.

    Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option generally will result in short-, medium- or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (generally, the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

    The Corporation generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options and LSARs. The Corporation generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Corporation will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposition of the shares.

    With respect to other Awards granted under the Amended Plan that result in a transfer to the participant of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Except as discussed below, the Corporation generally will be entitled to a deduction for the same amount. With respect to Awards involving shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the earliest time the shares or other property become transferable or not subject to a substantial risk of forfeiture. Except as discussed below, the Corporation generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax.

    As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1,000,000 deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the Amended Plan, options granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying shares at the date of grant will be, and Awards which are conditioned upon achievement of performance goals may be, intended to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the Amended Plan will be fully deductible under all circumstances. In addition, other Awards under the Amended Plan generally will not so qualify, so that compensation paid to certain executives in connection with such Awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1,000,000 in a given year, be subject to the limitation of Section 162(m).

    The foregoing provides only a general description of the application of federal income tax laws to certain types of Awards under the Amended Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Amended Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the Amended Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

VOTE REQUIRED FOR APPROVAL

    Approval of the amendment and restatement of the 1994 Stock Plan will require the affirmative vote of holders of a majority of the voting power of the issued and outstanding voting securities present in person or represented by proxy and entitled to vote.

    The Board of Directors considers the Amended Plan to be in the best interests of the Corporation and its stockholders and recommends that the stockholders vote FOR approval.

APPROVAL OF MATERIAL TERMS OF THE ANNUAL INCENTIVE PLAN

GENERAL

    The Corporation's Annual Incentive Plan (the "AIP") has been an important means by which the Compensation Committee has tied the annual bonuses of executive officers to the performance of the Company. Since stockholders approved the AIP in 1994, the Committee has used annual incentives under the AIP as a way to attract, retain and reward employees who occupy key positions and contribute to the growth and annual profitability of the Corporation and its subsidiaries, while helping to ensure that compensation paid by the Corporation would be deductible without limitation under Code Section 162(m).

    To accomplish this, certain important terms of the AIP were designed so that the annual incentives could qualify as "performance-based compensation" under Code Section 162(m). "Performance-based compensation" is not counted against the $1 million that is deductible without limit under Section 162(m). Although stockholder approval of the AIP was obtained in 1994 to meet one of the key requirements under Section 162(m), certain material terms of the AIP must be reapproved by stockholders every five years in order for the annual incentive compensation to continue to qualify as "performance-based compensation."

    The material terms of the AIP that must be reapproved are those specifying eligibility, the per-person limitations on awards, and the business criteria that the Committee may incorporate in the performance goals to be met in order to earn the awards. Under the AIP, these material terms relating to awards intended to qualify under Section 162(m) are as follows:

    - Although all salaried employees of the Corporation and its subsidiaries are eligible to be selected for participation, participation is in practice limited to executive officers and senior managers of the Corporation, a group currently consisting of approximately 6 persons.

    - The AIP's per-person limit applies to the awards to participants whom the Committee believes are likely to be named executives subject to the
      Section 162(m) limits for a given year. The maximum amount payable with respect to performance in any one fiscal year to any one participant will be $3 million.

    - The business criteria used by the Committee in setting performance objectives for the awards will be: pretax operating income from continuing operations, net income from continuing operations, sales, earnings per common share, or return on common equity. In addition, other business criteria that may be used for qualifying Section 162(m) awards under the 1994 Stock Plan in setting performance objectives, as follows: (1) revenues; (2) cash flow, free cash flow, or cash flow return on investment; (3) return on net assets, return on assets, return on investment, or return on investment capital; (4) value created; (5) operating margin; (6) consolidated net income before or after taxes, pretax earnings, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense, operating earnings, or net cash provided by operations; (7) share price or total stockholder return; (8) sales above a specified threshold or in relation to prior periods; and (9) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

    The Committee has flexibility in how it may use the business criteria in setting performance objectives. The criteria may be used singly or in combination, on a consolidated basis or with respect to a subsidiary or business unit. The Committee may specify that performance relating to the criteria will be measured before or after extraordinary, special or non-recurring items, before or after write-downs, before or after service fees, or before or after payments of awards under the AIP. The levels of performance to be achieved with respect to the criteria may be established in absolute terms, as goals relative to performance in prior periods, or as goals compared to the performance of one or more comparable companies or an index covering multiple companies.

DESCRIPTION OF THE AIP

    The following is a brief description of the material features of the AIP, other than those terms described above. Such description is qualified in its entirety by reference to the full text of the AIP, a copy of which is attached to this Proxy Statement as Exhibit B.

    ADMINISTRATION. The AIP is administered by the Compensation Committee, except that the Board may appoint any other committee to administer the AIP. Subject to the terms of the AIP, the Committee is authorized to determine to whom awards will be granted, the terms of payment, if any, relating to any award; and other terms and conditions of awards, as well as to interpret and make all other determinations under the AIP. Nothing in the AIP precludes the Committee from authorizing payment of compensation apart from the AIP, including bonuses based upon annual performance, to executive officers and other employees. The AIP provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with their good faith actions.

    ANNUAL INCENTIVE AWARDS. For each participant, the Committee may specify an award and performance objectives, as described above, upon which payment of the award will be conditioned. Generally, performance will be measured over a one-year period, but the Committee may specify a different performance period in its discretion. The amounts payable under the award may be fixed or a percentage of annual salary, and may vary above or below a target for performance above or below a target performance objective. Awards may be granted that are not intended to qualify under Section 162(m), in which case the performance objectives may use business criteria or personal performance criteria other than those described above.

    After completion of the performance period, the Committee must determine the extent to which an award will be paid out. The Committee may exercise discretion to increase or decrease the amount to be paid out, except that only downward adjustments may be made to an award intended to qualify under Section 162(m). Awards may be paid on a current basis or deferred, if required by the Committee or if elected by the participant with the permission of the Committee. If a participant terminates employment prior to the end of a performance period, the participant's award generally will not become payable, except that the Committee may determine in its discretion to pay all or part of an award. In the case of an award intended to qualify under Section 162(m), however, if termination is due to death, disability, or retirement, the Committee will determine an amount to be paid in respect of the award based on the level of achievement of performance objectives. In the event of a Change in Control, a participant granted an award intended to qualify under Section 162(m) will be entitled to receive payment of the maximum award for the on-going performance period, pro rated to reflect the number of days in the period elapsed up to the date of the change in control.

    The Committee has authority to make adjustments to awards under the AIP upon the occurrence of unusual or non-recurring events affecting the awards or the performance objectives, and in the case of changes in job responsibilities of a participant, except that no adjustment is authorized relating to an award intended to qualify under Section 162(m) if it would disqualify such award.

    AMENDMENTS TO THE AIP. The Board of Directors may amend, alter, suspend, discontinue or terminate the AIP or the Committee's authority to grant awards under the AIP. Such changes will be subject to stockholder approval if and to the extent required by law, regulation, or stock exchange rule, or to comply with Code Section 162(m). These provisions do not necessarily require stockholder approval for all Plan amendments that might increase the cost of the Plan.

    FEDERAL INCOME TAX CONSEQUENCES. For federal income tax purposes, payments under the AIP will constitute ordinary income to participants at the time payment is received by the participant. If compensation under the Plan qualifies as "performance-based compensation" under Code Section 162(m), as the Corporation believes will be the case for awards intended to so qualify, the Company will be entitled to a tax deduction equal to the amount of any payments to a participant, whether or not such payments together with the participant's other compensation exceed $1 million in a given year.

    PLAN BENEFITS. The Committee has adopted performance targets, subject to stockholder approval of the Plan, concerning annual incentive awards for 1999 to the named executive officers. Because the payment of such awards is conditioned upon achievement of performance objectives during 1999, the amount to be paid out in respect of such awards cannot be determined. Amounts of annual incentives under the AIP paid to the named executives in 1996, 1997 and 1998 are shown above in the Summary Compensation Table, under the "Annual Compensation--Bonus" column.

    EFFECT OF STOCKHOLDER APPROVAL ON AWARDS. If stockholders decline to approve the material terms of AIP awards intended to qualify under Section 162(m), awards will not be granted or paid out under the AIP to the extent necessary so that stockholder approval would have met the requirements of Treasury Regulation 1.162-27(e)(4).

VOTE REQUIRED FOR APPROVAL

    Approval of the material terms of AIP awards intended to qualify under
Section 162(m) will require the affirmative vote of holders of a majority of the voting power of the issued and outstanding voting securities present in person or represented by proxy and entitled to vote.

    The Board of Directors recommends that stockholders vote FOR approval of the material terms of the AIP awards.

                                    AUDITORS

    KPMG LLP ("KPMG"), Certified Public Accountants, is the Corporation's independent auditors and has served in such capacity since 1968. The Board of Directors has appointed KPMG for the current fiscal year. A representative of KPMG is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will respond to appropriate questions.

                                 OTHER BUSINESS

    The Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies which have been properly executed. If any matters not set forth in the Notice of Annual Meeting are properly brought before the Annual Meeting, such persons will vote thereon in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals for inclusion in the proxy materials relating to the 2000 Annual Meeting of Stockholders must be received at the Corporation's offices at 178 EAB Plaza, Uniondale, New York 11556-0178 by December 21, 1999.

                                          By Order of the Board of Directors,

                                          Shawn A. Smith
                                          SECRETARY

Uniondale, N.Y.
April 27, 1999.

                                                                       EXHIBIT A

                             DEL LABORATORIES, INC.
                                1994 STOCK PLAN
                            AS AMENDED AND RESTATED

    1. PURPOSES. The 1994 Stock Plan, as amended and restated (the "Plan"), is intended to promote the interests of Del Laboratories, Inc. (the "Company") and its stockholders by providing an incentive and reward for those persons who are in a position to contribute substantially to the progress and success of the Company and its subsidiaries, including executive officers, other employees, non-employee consultants and other persons providing services, and thereby encourage such persons to put forth their greatest efforts to secure such progress and success; to closely align the interests of such persons with the interests of stockholders of the Company by linking rewards hereunder to stock performance; to retain in the Company and its subsidiaries the benefits of the services of such persons by providing a means by which competitive compensation may be offered; and to attract to the service of the Company new employees, consultants and service providers of high quality. The Plan is intended to qualify certain compensation awarded under the Plan as "performance-based" compensation under Code Section 162(m) to the extent deemed appropriate by the Committee which administers the Plan.

    2. DEFINITIONS. In addition to terms defined elsewhere in the Plan, the following terms used in the Plan shall have the meanings set forth below:

        (a) "Annual Limit" shall have the meaning defined in Section 5.

        (b) "Award" shall mean any Option, LSAR, Restricted Stock, Deferred Stock, Shares granted as a bonus or in lieu of other awards, Dividend Equivalent, or Other Share-Based Award, or any other right or interest granted to a Participant under the Plan.

        (c) "Board of Directors" and "Board" shall mean the Board of Directors of the Company as constituted from time to time.

        (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations and proposed regulations thereunder and successor provisions and regulations thereto.

        (e) "Committee" shall mean a committee of two or more directors designated by the Board to administer the Plan, subject to Section 3(a); provided, however, that directors appointed as members of the Committee shall not be employees of the Company or any subsidiary. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee. Initially, the Stock Option Committee of the Board shall be the Committee hereunder.

        (f) "Covered Employee" shall mean a person who is an executive officer deemed by the Committee, prior to the 90th day of a given fiscal year but in no event later than expiration of 25% of the performance period, as reasonably likely to be a "named executive officer" in the Summary Compensation Table of the Company's proxy statement reporting compensation paid to such person for such fiscal year and whose compensation over $1 million potentially would be subject to restrictions on deductibility under
    Section 162(m) of the Code; provided, however, that the Committee may determine that a Participant has ceased to be a Covered Employee prior to payout of any Award.

        (g) "Deferred Stock" shall mean a right, granted to a Participant under
    Section 6(e), to receive Shares at the end of a specified deferral period.

        (h) "Dividend Equivalent" shall mean a right, granted to a Participant under Section 6(g), to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

        (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include the rules and regulations thereunder and successor provisions and rules and regulations thereto.

        (j) "Fair Market Value" of a Share shall be the fair market value as determined by the Committee. If not otherwise determined by the Committee, "Fair Market Value" of a Share shall be the mean of the highest and lowest quoted sales prices of a Share on the composite tape for American Stock Exchange-listed securities (or, if the Common Stock is not listed for trading on the American Stock Exchange, such other principal exchange or the Nasdaq National Market on which such Shares are then listed or quoted) on a specified date; or if such Shares are not then listed on any exchange or quoted in the Nasdaq National Market then the Fair Market Value of such Shares shall be the mean of the high bid and low asked prices of the Shares in the over-the-counter market on the specified date. For this purpose, the specified date may be the day as of which Fair Market Value is to be determined or the preceding trading day, provided that, if no trade was reported or bid/asked prices quoted (as the case may be) for the specified date, the specified date will be the latest preceding date on which a trade was reported or bid/asked prices were quoted.

        (k) "Incentive Stock Option" or "ISO" shall mean an incentive stock option within the meaning of Section 422 of the Code.

        (l) "LSAR" or "Limited Stock Appreciation Right" shall mean the right granted to a Participant under Section 6(c) to be paid an amount, in the event of a Change in Control, measured by the appreciation in the Fair Market Value of a Share from the date of grant to the date of exercise of the right, with payment to be made in cash, Shares, or other Awards as specified in the Award or determined by the Committee.

        (m) "Non-Qualified Stock Option" shall mean an Option which is not an ISO.

        (n) "Option" shall mean an option for the purchase of Shares granted under Section 6(b) of the Plan, which will be either an ISO or Non-Incentive Stock Option.

        (o) "Other Share-Based Award" shall mean a right, granted to Participant under Section 6(h), that relates to or is valued by reference to Shares, other Awards relating to Shares, or other property.

        (p) "Participant" shall mean a person who has been selected by the Committee to be granted an Award and who continues to have rights or obligations in respect of such Award.

        (q) "Qualified Member" shall mean a member of the Board who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1.162-27(e)(3) under Code Section 162(m).

        (r) "Restricted Stock" shall mean an award of Shares to a Participant under Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

        (s) "Rule 16b-3" shall mean Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

        (t) "Share" shall mean a share of Common Stock, par value $1.00 per share, of the Company, and such other securities as may be substituted or resubstituted for Shares pursuant to Section 10.

        (u) "Subsidiary" shall mean any subsidiary of the Company within the meaning of Section 424 of the Code.

3. ADMINISTRATION.

    (a) AUTHORITY OF THE COMMITTEE. Except to the extent authority is reserved to the Board under the terms of the Plan, the Company's Certificate of Incorporation or Bylaws, or applicable law, the Committee shall have full authority in its sole discretion to administer the Plan, including, but without limiting the generality of the foregoing, determining the persons to whom Awards shall be granted; the type of Award and the number of Shares to which each Award shall relate; the time of such grants; the terms of payment, if any, relating to any Award; the dates on which Awards may be exercised or the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, and the acceleration of any such dates; the expiration date of Awards; whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property; and all other terms and conditions of Awards. The Committee shall also have full power, in its sole discretion, to interpret the Plan, and to prescribe, amend, and rescind rules and regulations relating thereto and agreements relating to Awards, and to make all other determinations under the Plan, subject to the terms of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan. Notwithstanding the foregoing, the Board may perform any function of the Committee under the Plan, including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

    (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY.

        (i) At any time that a member of the Committee is not a Qualified Member, (A) any action of the Committee relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, and (B) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan.

        (ii) Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, beneficiaries, transferees (to the extent permitted hereunder), or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

        (iii) The Committee shall select one of its members as its chairman and shall hold meetings at such times and places as it shall deem advisable. Any action of the Committee shall be taken with the approval of a majority of its members present and voting at a meeting duly called and held at which a quorum is present. A majority of the Committee's members shall constitute a quorum. Any action may be taken by a written instrument signed by all members of the Committee and such action shall be fully as effective as if taken by a majority of the members at a meeting duly called and held. The Secretary of the Company shall be ex officio the Secretary of the Committee. The Board may fill any vacancy in the Committee.

        (iv) The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

    (c) LIMITATION OF LIABILITY(c) Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company or a Subsidiary acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and such persons shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4. SHARES SUBJECT TO THE PLAN.

        (a) NUMBER OF SHARES RESERVED AND AVAILABLE. Subject to adjustment as provided in Section 10 hereof, the total number of Shares reserved for delivery to Participants in connection with Awards under the Plan shall be
    (i) 400,000 plus (ii) the number of Shares originally authorized and reserved in 1994 for Awards under the Plan, and (iii) the number of Shares that have been authorized and reserved for awards under the Del Laboratories, Inc. 1984 Stock Option Plan (the "1984 Plan") and the Del Laboratories, Inc. Restricted Stock Plan (1971) (the "1971 Plan") and which are available for grant as of April 3, 1994. If any Shares subject to an Award or an award outstanding under the 1984 Plan or the 1971 Plan (an "Existing Plan Award") at or after the effective date of the Plan are forfeited or such Award or Existing Plan Award is settled in cash or otherwise terminates or is settled without delivery of Shares to the Participant, such number of Shares shall also be available for new Awards under the Plan. In addition, Shares withheld in payment of taxes relating to any such Award or Existing Plan Award, and a number of Shares subject to such Award or Existing Plan Award equal to the number surrendered in payment of any exercise or purchase price or in payment of taxes relating to any such Award or Existing Plan Award, shall likewise be deemed to constitute Shares not delivered to the Participant and shall be deemed to be available for new Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a Subsidiary, Shares issued or issuable in connection with such substitute Award shall not be counted against the number of Shares reserved under the Plan, but shall be deemed to be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business.

        (b) SHARE COUNTING RULES. The Committee may adopt procedures for the counting of Shares under this Section 4 to ensure appropriate counting, avoid double counting (as in the case of tandem or substitute Awards), and provide for adjustments in any case in which the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award or award. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Treasury Shares.

    5. PERSONS ELIGIBLE; ANNUAL LIMITATIONS. Persons eligible to receive Awards shall be the executive officers of the Company, other employees of the Company and its Subsidiaries, non-employee consultants and other persons providing substantial services to the Company and its Subsidiaries, and any person who has been offered employment by the Company or a Subsidiary, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a Subsidiary. In each calendar year during any part of which the Plan is in effect, a Participant may be granted Awards under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to the Participant's Annual Limit (such Annual Limit to apply separately to Awards under each subsection). A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 500,000 shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 10. In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4), no Participant may be paid during any calendar year an amount that exceeds his or her Annual Limit, which for this purpose shall equal the Fair Market Value of the Annual Limit specified in the preceding sentence, as of the date of grant or the date of settlement of the Award, whichever is the greater (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence).

6. SPECIFIC TERMS OF AWARDS.

    (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 6 and otherwise in accordance with the Plan. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 12(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. Except to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law that lawful consideration be paid for Shares or as otherwise determined by the Committee, only services may be required as consideration for the grant (but not the exercise) of any Award.

    (b) OPTIONS. The Committee is authorized to grant Options to Participants on the following terms and conditions:

        (i) EXERCISE PRICE. The exercise price per Share purchasable under an Option shall be determined by the Committee; PROVIDED, HOWEVER, that, except as provided in Section 7(a), such exercise price shall be not less than the Fair Market Value of a Share on the date of grant of such Option and, in all cases, shall be not less than par value of a Share.

        (ii) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, other Awards or awards granted under other plans of the Company or its Subsidiaries, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Shares will be delivered or deemed to be delivered to Participants.

        (iii) ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the effective date of the Plan. Anything in the Plan to the contrary notwithstanding, no provision of the Plan relating to ISOs shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification.

        (iv) RESTRICTION ON SALE OR DISPOSITION OF SHARES SUBJECT TO NON-QUALIFIED OPTIONS. In connection with the grant of an Option which is not an ISO, the Committee may specify a period of time during which the sale or other disposition of Shares acquired pursuant to such Option shall be restricted, which period shall be not less than six months nor more than three years after exercise of an Option ("Restricted Period"). In the case of such Shares, unless otherwise determined by the Committee:

           (A) During the Restricted Period, such Shares may not be sold, transferred, pledged, assigned or otherwise disposed by the holder thereof except that the optionee may offer the Shares to the Company and the Company may purchase up to all the Shares offered, in its sole discretion, during such period at a price equal to the exercise price of the Shares. Furthermore, upon termination of optionee's employment with or service to the Company or its subsidiaries during the Restricted Period for reasons other than death, disability or retirement due to advanced age, such optionee shall be required, upon written request of the Company made during the Restricted Period, to sell to the Company up to all of the Shares purchased at the exercise price. If the Company does not require such sale, the optionee shall continue to hold such shares subject to the restrictions imposed by this clause (A).

           (B) After the end of the Restricted Period, in the event the holder of such Shares desires to sell such Shares, such holder shall first offer by written notice such Shares to the Company at the Fair Market Value thereof on the date of such notice and the Company shall have until the close of business on the seventh business day after receipt of such offer to accept it in whole or in part by written notice thereof. If the Company shall elect to purchase such Shares it shall pay cash therefor on the fifth business day following the date of the notice of the acceptance of the offer. If the Company shall not elect to purchase such Shares, the offering holder shall then be free to sell all Shares offered to and not acquired by the Company for a period of 30 days beginning on the first business day after the date the Company gives notice that it does not elect to purchase such Shares or after expiration of the period within which the Company can elect to purchase, whichever is sooner. Upon the expiration of such 30 day period, the holder must again offer the Shares to the Company as aforesaid before any sale thereof. The restrictions contained in this clause (B) shall be applicable to persons who succeed, by will or by reason of the laws of descent and distribution, to the rights of holders of non-ISO Options or Shares acquired upon exercise thereof.

        (v) RIGHT OF FIRST REFUSAL CONCERNING SHARES SUBJECT TO ISOS. The right of first refusal granted to the Company with respect to the sale or disposition of Shares acquired pursuant to the exercise of a non-ISO set forth in Clause (B) of subparagraph (iv) above may be applicable to Shares acquired pursuant to the exercise of ISOs from the date of exercise of such Options, if and to the extent determined by the Committee.

    (c) LIMITED STOCK APPRECIATION RIGHTS. The Committee is authorized to grant LSARs to Participants on the following terms and conditions:

        (i) GRANT. The Committee, in connection with any Option, either at the time the Option is granted or any other time thereafter while the Option is outstanding, may grant to any optionee an LSAR entitling the holder, in the event of a Change in Control of the Company, to receive from the Company at any time during the 60-day period following such Change in Control, in lieu of exercising such Option, an amount of cash equal to the excess of (x) the Fair Market Value of a Share as to which the LSAR is exercised (determined as of the effective date of the Change in Control) over (y) the exercise price, times the number of shares as to which such LSAR is exercised.

        (ii) PAYMENT. An optionee who exercises an LSAR will receive payment of the amount of cash due within 20 business days after such exercise.

        (iii) CONDITIONS TO EXERCISE. An LSAR will be exercisable only if and to the extent the underlying Option is otherwise exercisable and will be transferable only if and to the extent the Option is otherwise transferable. In the event of the death of an optionee, an LSAR may be exercised following a Change in Control only to the extent the related Option may be exercised by such person's executor or legal representative. In addition, in the case of an ISO, any exercise of an LSAR can only be made when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of such Option.

        (iv) TERMINATION. Upon the exercise of an Option pursuant to the Plan, the LSAR relating to the Shares covered by such Option shall terminate. Upon the exercise of an LSAR, the related Option, to the extent the number of Shares with respect to which such LSAR was exercised, shall terminate. If any Option shall expire or terminate for any reason without having been exercised in full, the LSAR with respect thereto shall terminate.

    (d) RESTRICTED STOCK . The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

        (i) GRANT AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

        (ii) FORFEITURE. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part in the event of terminations resulting from specified causes.

        (iii) CERTIFICATES FOR SHARES. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. Unless otherwise determined by the Committee, if certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificates, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

        (iv) DIVIDENDS AND SPLITS. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed.

    (e) DEFERRED STOCK. The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

        (i) AWARD AND RESTRICTIONS. Delivery of Shares will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments, or otherwise, as the Committee may determine.

        (ii) FORFEITURE. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part in the event of terminations resulting from specified causes.

    (f) BONUS SHARES AND AWARDS IN LIEU OF CASH OBLIGATIONS. The Committee is authorized to grant Shares as a bonus, or to grant Shares or other Awards in lieu of obligations of the Company or a Subsidiary to pay cash under other plans or compensatory arrangements. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Shares to an executive officer of the Company in lieu of salary, fees or other cash compensation, the number of Shares granted in place of such compensation shall be reasonable, as determined by the Committee.

    (g) DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

    (h) OTHER SHARE-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debentures or other debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Shares or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Awards for which Participants are required to pay consideration, and Shares delivered pursuant to an Award in the nature of a purchase right granted under this
Section 6(h), shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award, shall also be authorized pursuant to this Section 6(h).

7.  CERTAIN PROVISIONS APPLICABLE TO AWARDS.

    (a) STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any other plan of the Company, a Subsidiary, or a business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Awards granted in addition to or in tandem with such other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per share exercise price of any Option or purchase price of any other Award conferring a right to purchase Shares granted in substitution for an outstanding Award or award may be adjusted to reflect the in-the-money value of the surrendered Award or award.

    (b) BUYOUT PROVISIONS. The Committee may at any time offer to buy out any previously granted Award for a payment in cash, Shares, other Awards, or other property based on such terms and conditions as the Committee shall determine and communicate to the Participant at the time that such offer is made.

    (c) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; PROVIDED, HOWEVER, that in no event shall the term of any ISO or an LSAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

    (d) FORM OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Shares.

    (e) EXEMPTIONS FROM SECTION 16(B) LIABILITY. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3 or another applicable exemption, except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan if written notice is given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

    (f) INSTALLMENT PAYMENT ARRANGEMENTS. Upon grant or exercise of an Award, the Committee may, in its discretion, permit the payment of any exercise or purchase price or other consideration, in whole or in part, in installments, subject to the terms of this Section 7(f). Each such installment payment arrangement will be evidenced by a promissory note, the terms and conditions of which shall be determined by the Committee subject to the following: (a) the maximum term of any note shall be 15 years from date of the original payment obligation, (b) the minimum interest rate with respect to amounts loaned hereunder shall be such rate as may be determined by the Committee from time to time, but in no event shall such rate be less than the rate required to avoid imputation of interest (or original issue discount) under Section 483 or any similar provision of the Code, (c) the note shall be secured as and to the extent determined by the Committee, but the employee shall be personally liable despite any security pledged, (d) the note may be prepaid in full or in part at any time without penalty, and (e) the unpaid principal and interest of any note will become due and payable on the earlier to occur of the sale of any Shares in connection with which the payment obligation was incurred and 30 days after the Participant's employment with or service to the Company or its subsidiaries terminates (unless the Committee, in its discretion, extends the note for an additional period, and provided that the Committee may alter the terms required by this provision if necessary so that the loan is not directly or indirectly secured by Shares). In addition, the Committee may authorize the Company to make, guarantee, or arrange for a loan or loans to a Participant to enable the Participant to pay any federal, state, or local income or other taxes due in connection with an Award. The Committee shall have the authority to forgive repayment of any note or loan authorized hereunder, including interest thereon. Any arrangement under this Section 7(f) entered into to permit a Participant to purchase or carry securities shall comply with the applicable provisions of Regulation U promulgated by the Federal Reserve Board, and arrangements shall be entered into and continue only to the extent that such arrangements otherwise shall comply with all applicable laws, regulations, and contractual obligations of the Company.

8.  PERFORMANCE AWARDS.

    (a) PERFORMANCE CONDITIONS. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) in the case of a Performance Award intended to qualify under Code Section 162(m).

    (b) PERFORMANCE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES.If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee is intended to qualify as "performance-based compensation" for purposes of Code
Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

        (i) PERFORMANCE GOALS GENERALLY. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

        (ii) BUSINESS CRITERIA. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business units of the Company (except with respect to the total stockholder return and similar measures applicable to the Company as a whole), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per common share; (2) revenues; (3) cash flow, free cash flow, or cash flow return on investment; (4) return on net assets, return on assets, return on investment, return on investment capital, or return on equity; (5) value created; (6) operating margin; (7) consolidated net income before or after taxes, pretax earnings, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense, operating earnings, or net cash provided by operations; (8) stock price or total stockholder return; (9) sales above a specified threshold or in relation to prior periods; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures; provided that the Committee may specify that any such criteria shall be measured before or after extraordinary or non-recurring items, before or after service fees, or before or after payments of Awards under the Plan. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

        (iii) PERFORMANCE PERIOD; TIMING FOR ESTABLISHING PERFORMANCE GOALS. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

        (iv) PERFORMANCE AWARD POOL. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

        (v) SETTLEMENT OF PERFORMANCE AWARDS; OTHER TERMS. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of Performance Awards.

    (c) WRITTEN DETERMINATIONS. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the achievement of performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing, except in the case of Performance Awards not intended to qualify under
Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied. The Committee may not delegate any responsibility relating to such Performance Awards, and the Board shall not perform such functions at any time that the Committee is composed solely of members who qualify as "outside directors" under the Section 162(m) regulations.

9.  CHANGE IN CONTROL PROVISIONS.

    (a) ACCELERATION PROVISIONS. In the event of a "Change in Control," as defined in this Section 9, the following acceleration provisions shall apply:

        (i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested at the time of the Change in Control, subject only to the restrictions set forth in
    Section 12(a);

        (ii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any Award shall lapse and any Award not covered by Section 9(a)(i) shall be deemed fully vested at the time of the Change in Control, except to the extent of any waiver by the Participant and subject to the restrictions on dispositions of equity securities set forth in Section 12(a);

        (iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met at maximum performance unless otherwise provided by the Committee in the Award Agreement or otherwise, subject to the restrictions on dispositions of equity securities set forth in Section 12(a).

    (b) DEFINITION OF "CHANGE IN CONTROL". For purposes of the Plan, a "Change in Control" shall have occurred if at any time prior to the expiration or termination of the last Award remaining outstanding under the Plan:

        (i) The stockholders of the Company approve a merger or consolidation of which the Company is not the surviving corporation, or a sale or disposition of all or substantially all of the Company's assets or a plan of complete liquidation of the Company;

        (ii) A tender offer or exchange offer for securities of the Company is made by any person (as such term is used in Section 13(d) and 14(d)(3) of the Exchange Act), other than any person who is a member of the Existing Board of Directors of the Company, as defined, with the intent to take over and control the Company;

        (iii) Any person, other than any person who is a member of the Existing Board of Directors is or becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of Shares representing 25% or more of the combined voting power of the Company's then outstanding securities; or

        (iv) The persons constituting the Existing Board of Directors cease for any reason whatsoever to constitute at least a majority of the Company's Board of Directors;

PROVIDED, HOWEVER, that no Change in Control shall be deemed to have occurred with respect to any Award (other than an ISO or an LSAR in tandem with an ISO if the exercise of discretion under this provision would cause such ISO to lose its status as an incentive stock option) if the Board shall determine, prior to the occurrence of the event specified in Section 9(b)(i) through (iv) hereof, that such event shall not constitute a Change in Control for purposes of the Plan; and PROVIDED FURTHER, that a Change in Control shall not include increases in the percentage of voting power of persons who beneficially own or control Shares or other outstanding securities of the Company which occur solely as a result of a reduction in the amount of Shares or other securities outstanding or as a result of the exercise of Options or vesting of Awards granted hereunder.

    (c) DEFINITION OF "EXISTING BOARD OF DIRECTORS.". For purposes of the Plan, the term "Existing Board of Directors" shall mean the persons constituting the Board of Directors of the Company on the date of adoption of the Plan, together with each new Director whose election, or nomination for election by the Company's stockholders, is approved by a vote of the majority of the members of the Existing Board of Directors who are in office immediately prior to the election or nomination of such Director.

    10. ADJUSTMENTS. In the event that the Committee shall determine that any large, special and non-recurring dividend or distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be delivered in connection with Awards, (ii) the number and kind of Shares that may be delivered or deliverable in respect of outstanding Awards, (iii) the number of shares with respect to which Awards may be granted to a given Participant in the specified period as set forth in Section 5, and (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; PROVIDED, HOWEVER, in each case, that, with respect to ISOs, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles, or tax rates and regulations or business conditions. The foregoing adjustments are intended to be objectively determinable and nondiscretionary and, as such, consistent with the qualification of Awards as "performance-based compensation" under Section 162(m) of the Code, and shall be construed accordingly. To the extent it shall be determined, based on an opinion of counsel, that any such adjustment would likely cause compensation relating to an Award to a Covered Employee intended to qualify as "performance-based compensation" under Code
Section 162(m) to fail to be deductible under Section 162(m), such adjustment shall not be authorized or made.

11. ADDITIONAL AWARD FORFEITURE PROVISIONS

    (a) FORFEITURE OF OPTIONS AND OTHER AWARDS AND GAINS REALIZED UPON PRIOR OPTION EXERCISES. Unless otherwise determined by the Committee, each Award granted hereunder to an employee, prospective employee, consultant or other service provider shall be subject to the following additional forfeiture conditions, to which each such Participant who accepts an Award hereunder shall agree. If any of the events specified in Section 11(b)(i), (ii), or (iii) occurs, all of the following forfeitures will result:

        (i) The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant) will be immediately forfeited and cancelled upon the occurrence of such event; and

        (ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Option Gain (as defined herein) realized by Participant upon each exercise of an Option that occurred on or after (A) the date that is six months prior to the occurrence of such event, if such event occurred while Participant was employed by or providing services to the Company or a Subsidiary, or (B) the date that is six months prior to the date the Participant's employment by or service to the Company or a Subsidiary terminated, if the event occurred after the Participant ceased to be so employed. For purposes of this Section, the term "Option Gain" in respect of a given exercise shall mean the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date.

    (b) EVENTS TRIGGERING FORFEITURE. The forfeitures specified in Section 11(a) will be triggered upon the occurrence of any one of the following events at any time during Participant's employment by or service to the Company or a Subsidiary or during the one-year period following termination of such employment or service (but not later than 18 months after the Award terminates or, in the case of an Option, is fully exercised):

        (i) Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages (either as employee, employer, owner, investor, partner, stockholder, consultant, advisor, or director) in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a Subsidiary; (B) induces any customer or supplier of the Company or a Subsidiary with whom Participant has had contacts or relationships, directly or indirectly, during and within the scope of his employment by or service to the Company or any Subsidiary, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any Subsidiary; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a Subsidiary to terminate such employment or service;

        (ii) Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any Subsidiary, any proprietary information of the Company or any Subsidiary so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its Subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

        (iii) Participant fails to cooperate with the Company or any Subsidiary by making himself or herself available to testify on behalf of the Company or such Subsidiary in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any Subsidiary in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such Subsidiary, as reasonably requested.

    (c) AGREEMENT DOES NOT PROHIBIT COMPETITION OR OTHER PARTICIPANT ACTIVITIES. The conditions set forth in this Section 11 and Participant's agreement thereto do not prohibit Participant from engaging in any activity, including but not limited to competition with the Company and its Subsidiaries. Rather, the non-occurrence of events set forth in Section 11(b) is a condition to Participant's right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if Participant engages in an activity giving rise to any such event, which events and activities are hereby acknowledged to be harmful to the Company, are the forfeitures specified herein. The Company and Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of
Section 11(a) and 11(b).

    (d) RIGHT OF SETOFF. Participant agrees that the Company or any Subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a Subsidiary may owe to Participant from time to time, including amounts owed as wages or other compensation, fringe benefits, or other amounts owed to Participant, such amounts as may be owed by Participant to the Company under Section 11(a), although Participant shall remain liable for any part of Participant's payment obligation under Section 11(a) not satisfied through such deduction and setoff.

    (e) COMMITTEE DISCRETION. The Committee may, in its discretion, waive in whole or in part the Company's right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards relating to the matters covered by this Section 11, by inclusion of appropriate provisions in the agreement evidencing any such Award.

12. GENERAL PROVISIONS.

    (a) COMPLIANCE WITH LEGAL AND EXCHANGE REQUIREMENTS. The Company shall not be obligated to deliver Shares upon the exercise or settlement of any Award or take other actions under the Plan until the Company shall have determined that applicable federal and state laws, rules, and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual obligations restricting Awards to which the Company may be subject have been satisfied. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule, or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares under the Plan. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Shares or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

    (b) NONTRANSFERABILITY. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee and subject to any terms and conditions which the Committee may impose thereon. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

    (c) NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Neither the Plan nor any action taken hereunder shall be construed as creating any contract of employment between the Company or any of its Subsidiaries and any employee or Participant or otherwise giving any employee or Participant the right to be retained in the employ of or in service to the Company or any of its Subsidiaries, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or service of any employee or Participant at any time.

    (d) TAXES. In the event that the Company or any of its Subsidiaries shall be required to withhold any amounts by reason of any federal, state, or local tax law, rule, or regulation or by reason of the grant or exercise of any Award, the Company or its Subsidiaries shall be entitled to deduct and withhold such amounts from any other cash payment or payments to be made by the Company or its Subsidiaries (including from payroll) to such person. In any such event, the Participant shall make available to the Company or its Subsidiaries, promptly when required, sufficient funds to meet the Company's or Subsidiary's requirement of such withholding; and the Company shall be entitled to take such steps as the Committee may deem advisable in order to have such funds available to the Company or its Subsidiary at the required time or times. This authority of the Committee shall include authority to withhold or receive Shares or other property, on a mandatory basis or at the election of the Participant, and to make cash payments in respect thereof in satisfaction of a Participant's mandatory withholding obligations. No authority to withhold is conferred under the Plan to the extent that, solely due to such authority, an Award would be accounted for as a "variable" award under APB 25.

    (e) CHANGES TO THE PLAN. The Board may mend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; PROVIDED, HOWEVER, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially impair the rights of such Participant under any Award theretofore granted to him.

    (f) NO RIGHTS TO AWARDS; NO STOCKHOLDER RIGHTS. Nothing contained in the Plan shall be deemed to give any person eligible to receive an Award hereunder, or any heir, distributee, executor, administrator or personal representative of any such person, any interest or title to any specific property of the Company, or any of its Subsidiaries, or any other right against the Company or any of its Subsidiaries other than as set forth in the Plan. Neither the establishment of the Plan nor any other action taken now or at any time with regard thereto shall be construed as giving any person whatsoever any legal or equitable right against the Company unless such right shall be specifically provided for in the Plan. There is no obligation for uniformity of treatment of Participants and employees under the Plan. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.

    (g) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; PROVIDED, HOWEVER, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. If and to the extent authorized by the Committee, the Company may deposit into such a trust Shares for delivery to the Participant in satisfaction of the Company's obligations under any Award. If so provided by the Committee, upon such a deposit of Shares or other assets for the benefit of a Participant, there shall be substituted for the rights of the Participant to receive delivery of Shares and other payments under this Agreement a right to receive the assets of the trust (to the extent that the deposited Shares or other assets represented the full amount of the Company's obligation under the Award at the date of deposit). The trustee of the trust may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

    (h) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

    (i) BINDING EFFECT. The provisions of the Plan shall be binding upon the heirs, distributees, executors, administrators and personal representatives of any person participating under the Plan. Any person claiming any rights under the Plan as a beneficiary or otherwise through a Participant shall be subject to all of the terms and conditions of the Plan and any additional terms and conditions as may be imposed by the Committee.

    (j) NO FRACTIONAL SHARES. No fractional Shares shall be issued pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

    (k) COMPLIANCE WITH CODE SECTION 162(M). It is the intent of the Company that Options granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 8 shall constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder (including Treasury Regulation 1.162-27). Accordingly, the terms of Sections 8(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any agreement relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the

Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

    (l) GOVERNING LAW. The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware (except to the extent provisions of federal law may be applicable). If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

    (m) AWARDS TO PARTICIPANTS OUTSIDE THE UNITED STATES. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 12(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

    (n) EFFECTIVE DATE; PLAN TERMINATION. The Plan became effective as of March 31, 1994. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan. This amendment and restatement of the Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders. Awards granted prior to the effectiveness of this amendment and restatement will be governed by the terms of the Plan as amended and restated, except that, if and to the extent that such amended and restated terms would cause such an Award to be deemed regranted under generally accepted accounting principles, and to the extent that the terms of the Plan were more favorable to the Participant prior to the amendment and restatement, the Award shall remain governed by the terms of the Plan which would have applied to the Award without regard to the amendment and restatement of the Plan.

                                                                       EXHIBIT B

                             DEL LABORATORIES, INC.
                             ANNUAL INCENTIVE PLAN,
                            AS AMENDED AND RESTATED

    1. PURPOSE. The Annual Incentive Plan, as amended and restated (the "Plan"), is intended to assist Del Laboratories, Inc. (the "Company") and its subsidiaries in attracting, retaining, motivating, and rewarding employees who occupy key positions and contribute to the growth and annual profitability of the Company and its subsidiaries through the award of annual incentives, and in preserving the tax deductibility of annual incentive awards under Section 162(m) of the Code.

    2. DEFINITIONS. In addition to the terms defined in Section 1 hereof, the following terms used in the Plan shall have the meanings set forth below:

        (a) "Award" shall mean the fixed amount(s) or percentage(s) of Salary potentially payable to a Participant, as provided in Sections 4 and 5.

        (b) "Beneficiary" shall mean any person (which may include trusts and is not limited to one person) who has been designated by the Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan in the event of the Participant's death (provided that such designation must specifically identify the Plan). If no Beneficiary has been designated who survives the Participant's death, then Beneficiary means any person(s) entitled by will or the laws of descent and distribution to receive such benefits.

        (c) "Board" shall mean the Board of Directors of the Company as constituted from time to time.

        (d) "Change in Control" shall have the same meaning as a "Change in Control," as defined in the Company's 1994 Stock Plan, as amended and restated.

        (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations and proposed regulations thereunder and successor provisions or regulations thereto.

        (f) "Committee" shall mean the Compensation Committee of the Board of Directors, or such other Board committee of two or more non-employee directors as may be designated by the Board to administer the Plan, subject to the requirements of Section 3. In appointing members of the Committee, the Board will consider whether a member is or will be an "outside director" within the meaning of Treasury Regulation 1.162-27(e)(3) under Code Section 162(m), but such members are not required to be "outside directors" at the time of appointment or during their term of service on the Committee.

        (g) "Covered Employee" shall mean a person who is an executive officer deemed by the Committee, prior to the 90th day of a given fiscal year but in no event later than expiration of 25% of the performance period, as reasonably likely to be a "named executive officer" in the Summary Compensation Table of the Company's proxy statement reporting compensation paid to such person for such fiscal year and reasonalby likely to have compensation over $1 million that potentially would be subject to restrictions on deductibility under Section 162(m) of the Code; PROVIDED, HOWEVER, that the Committee may determine that a Participant has ceased to be a Covered Employee prior to payout of any Award.

        (h) "Designee" shall mean the Chief Executive Officer of the Company or other directors and executive officers to whom the Committee delegates the authority to grant Awards and take other actions under the Plan.

        (i) "Eligible Employee" shall mean a full-time exempt salaried employee of the Company or any subsidiary of the Company.

        (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include the rules and regulations thereunder and successor provisions, and rules and regulations thereto.

        (k) "Participant" shall mean an Eligible Employee selected by the Committee to participate in the Plan for a designated Performance Period.

        (l) "Performance Objectives" shall mean the measures of performance specified by the Committee (or its Designee, if any) in accordance with
    Section 4(a) and 5(b), the achievement of which may be a condition of vesting or settlement of Awards.

        (m) "Performance Period" shall mean the fiscal year or, if determined by the Committee at the time of grant of an Award or thereafter, such other period of time over which achievement of Performance Objectives is measured in connection with any Award.

        (n) "Salary" shall mean the Participant's annual salary in effect at the time the Performance Objective and other terms of an Award are established, provided that the Committee may specify, in connection with a given Award, that salary shall mean salary as in effect at the end of the Performance Period if, in the case of a Covered Employee, a separate maximum dollar amount that may be payable in connection with the Award is fixed at the time the Performance Objective and other terms of the Award are established and the requirements of Treasury Regulation 1.162-27(e)(2)(iii)(A) are otherwise met.

    3. ADMINISTRATION.

        (a) AUTHORITY OF THE COMMITTEE. Except to the extent authority is reserved to the Board under the terms of the Plan, the Company's Certificate of Incorporation or Bylaws, or applicable law, the Committee shall have full authority in its sole discretion to administer the Plan, including, but without limiting the generality of the foregoing, determining the persons to whom Awards shall be granted; the time of such grants; the terms of payment, if any, relating to any Award; and all other terms and conditions of Awards. The Committee shall also have full power, in its sole discretion, to interpret the Plan, and to prescribe, amend, and rescind rules and regulations relating thereto and agreements relating to Awards, and to make all other determinations under the Plan, subject to the terms of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan. The Board of Directors may fill any vacancy on the Committee. The Secretary of the Company shall be ex officio the Secretary of the Committee.

        (b) LIMITATION OF LIABILITY. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company or a subsidiary acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and such persons shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

        (c) DELEGATION. Except as specifically restricted by the Plan, the Committee may delegate any administrative functions under the Plan to a Designee, in which case references to the Committee shall be deemed to include the Designee.

    4. AWARDS GENERALLY. Subject in all respects to the provisions of Section 5 relating to Awards to Covered Employees, the provisions of this Section 4 shall apply to granting and payment of Awards.

        (a) GRANTING OF AWARDS; AWARD AMOUNTS AND PERFORMANCE OBJECTIVES. The Committee (or its Designee, if any) shall select the Participants to whom Awards will be granted for any Performance Period and will determine the terms of each such Award. Such terms may (but need not) include the amount(s) or percent(s) of Salary payable pursuant to each such Award and the Performance Objective(s) required as a condition of payment of Awards. Awards may provide for variable payouts of amounts or percents of Salary greater than or less than those specified for target achievement of Performance Objectives (if applicable) in accordance with tables, formulas, or other specifications, as determined by the Committee.

    (i) The foregoing notwithstanding, the amount of final Awards may be determined by the Committee (or its Designee) on a discretionary basis following the Performance Period, without specifying terms at the time of granting of the Award.

    (ii) Performance Objectives may specify measures of performance of the Company as a whole, subsidiaries, or other operating divisions or business units within the Company or subsidiaries, measures of individual performance of the Participant, or such other objectives (and combinations of objectives), the achievement of which is expected to benefit the Company and its stockholders. A single Performance Objective may be specified for all Participants, or separate Performance Objectives may be specified for different groups of Participants or for individual Participants.

   (iii) The Committee (or its Designee, if any) is authorized at any time during or after a Performance Period, in its sole discretion, to adjust, modify, or specify new Awards or terms of Awards, including Award amounts or percents of Salary and Performance Objectives, (A) in the event of any dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, (B) in recognition of any other unusual or nonrecurring event affecting the Company, any subsidiary, or any business division or unit or the financial statements of the Company or any subsidiary, including extraordinary items determined under generally accepted accounting principles, or in response to changes in applicable laws and regulations (including interpretations thereof), accounting principles, tax rates and regulations or business conditions, (C) with respect to any Participant whose position or duties with the Company or any subsidiary changes during a Performance Period, or (D) with respect to any person who first becomes a Participant after the first day of the Performance Period.

        (b) DETERMINATION OF AMOUNTS PAYABLE. As promptly as practicable following the end of each Performance Period, the Committee (or its Designee, if any) shall determine whether and the extent to which Awards shall be paid, which determination shall include, if applicable, a consideration of the extent to which Performance Objectives have been achieved and other material terms of Awards have been satisfied. Notwithstanding the foregoing, the Committee (or its Designee, if any) may, in its sole discretion, in view of its assessment of the business strategy of the Company and subsidiaries, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant, increase, decrease or reduce to zero amounts actually paid as a final Award (regardless of the achievement of any Performance Objectives, if applicable), from those amounts or percents of Salary otherwise determined to be payable under this Section 4 based on achievement of Performance Objectives.

        (c) TERMINATION. If a Participant ceases to be employed by the Company or a subsidiary prior to the end of a Performance Period for any reason, no final Award for such Performance Period shall be payable to such Participant, unless otherwise determined by the Committee (or its Designee, if any) in its sole discretion.

        (d) PAYMENT OF FINAL AWARDS. Except as provided in this Section 4(d), each Participant shall receive payment of the final Award following the determination in respect thereof made pursuant to this Section 4.

    (i) The Committee (or its Designee, if any) may specify that all or a portion of any Award shall be paid on a deferred basis or in installments over a period not to exceed five years, with the amount and timing of such deferred payments or installments to be determined by the Committee (or its Designee, if any).

    (ii) If and to the extent specified by the Committee (or its Designee, if any), each Participant shall have the right to defer receipt of part or all of any payment due with respect to a final Award in accordance with the terms and conditions determined by the Committee (or its Designee, if any).

   (iii) If a Participant dies after the end of a Performance Period but prior to payment or deferral of payment hereunder with respect to the Performance Period, any payments due to such Participant shall be paid to Beneficiary or in accordance with the payment terms specified by the Committee (or its Designee, if any).

        (e) TAX WITHHOLDING. The Company and any participating subsidiary shall have the right to deduct from any amount payable hereunder any sums that federal, state, local, or foreign tax law requires to be withheld with respect to such payment.

    5. QUALIFYING AWARDS UNDER CODE SECTION 162(M). Other provisions of the Plan notwithstanding, the provisions of this Section 5 shall apply to any Award under the Plan granted to a person who, at the time of grant, is deemed to be a Covered Employee. The definition of "Covered Employee," and other terms used in this Section 5, shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder (including Treasury Regulation 1.162-27(e)).

        (a) AWARDS TO COVERED EMPLOYEES. Prior to the deadline for establishing performance objectives under Treasury Regulation 1.162-27(e) (generally the 90th day of the fiscal year but in no event after 25% or more of the Performance Period has elapsed), the Committee shall, in its sole discretion, determine whether an Award shall be granted to each Covered Employee and shall establish and set forth in writing the amounts or percentages of Salary and other terms of each Award, including the Performance Objectives for any such Award. No Awards under the Plan other than those specified in this Section 5 may be granted to a Covered Employee for such Performance Period. The Committee may not delegate any responsibility under this Section 5 to a Designee or otherwise.

        (b) PERFORMANCE OBJECTIVES. The Performance Objectives for an Award subject to this Section 5 shall consist of one or more of the business criteria set forth below in this paragraph (b), a targeted level of performance with respect to each such criterion and/or a range of performance which may extend above or below such targeted level of performance, and amounts to be paid upon achievement of such targeted level of performance or performance at specified levels in such range. Performance Objectives shall be objective and shall otherwise meet the requirements of
    Section 162(m)(4)(C) of the Code and regulations thereunder (including Treasury Regulation 1.162-27(e)(2)). The business criteria for the Performance Period used by the Committee in setting Performance Objectives shall be one or more of the following on a consolidated basis, or for a subsidiary or business unit: pretax operating income from continuing operations, net income from continuing operations, sales, earnings per common share, return on common equity, or any other business criterion specified in Section 8(b)(ii) of the 1994 Stock Award Plan, as amended and restated; provided that the Committee may specify that any such criteria shall be measured before or after extraordinary, special or non-recurring items, before or after write-downs, before or after service fees, or before or after payments of Awards under the Plan. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Awards payable shall be expressed as an amount or as a percentage of Salary (which shall include a maximum amount payable, if Salary is not fixed at the time the Performance Objectives are determined). The targeted level of performance, range of performance, and amounts payable may differ for Awards to different Covered Employees.

        (c) MAXIMUM AWARDS TO A COVERED EMPLOYEE. The maximum amount of Awards subject to this Section 5 with respect to performance in any one fiscal year payable to a single Covered Employee shall be $3 million.

        (d) TERMINATION. If a Covered Employee ceases to be employed by the Company or a subsidiary prior to the end of a Performance Period for any reason other than death, disability (as determined by the Committee), normal retirement, early retirement with the approval of the Committee, or retirement at an advanced age, no final Award for such Performance Period shall be payable to such Covered Employee, unless otherwise determined by the Committee in its sole discretion. If cessation of employment of a Covered Employee results from such Covered Employee's death, disability (as determined by the Committee), normal retirement, early retirement with the approval of the Committee, or retirement at an advanced age, the Committee shall determine, in its sole discretion and in such manner as it may deem reasonable, the level of achievement of Performance Objectives applicable to such Covered Employee for the portion of such Performance Period completed at the date of cessation of employment or completed for the entire Performance Period, and the amount of the final Award payable based on such determinations. Such Covered Employee or his or her Beneficiary shall be entitled to receive payment of a pro rata portion of such final Award based on the portion of the Performance Period such Covered Employee was employed by the Company or a subsidiary. Payment under this Section 4(d) shall be made at the earliest time such payment may be made without causing the payment to fail to be deductible by the Company under Code Section 162(m).

        (e) ADJUSTMENTS. Adjustments may be made to Awards subject to this
    Section 5, including Performance Objectives thereof, to the extent authorized under Section 4(a)(iii) of the Plan. Such adjustments are intended to be objectively determinable and nondiscretionary and, as such, consistent with the qualification of Awards as "performance-based compensation" under Section 162(m) of the Code, and shall be construed accordingly. To the extent that any such adjustment would likely cause compensation relating to an Award to a Covered Employee to fail to be deductible under Section 162(m) of the Code, such adjustment shall not be authorized or made.

        (f) CERTIFICATION. In determining the amount of any Award payable to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing as promptly as practicable following the end of such Performance Period, whether and the extent to which the terms of Awards have been satisfied, including the extent to which Performance Objectives have been achieved and other material terms of Awards have been satisfied. For this purpose, approved minutes of the Committee at which such determinations were made shall be deemed a written certification of such determinations.

        (g) CONFORMITY OF PLAN TO CODE SECTION 162(M). It is the intent of the Company that compensation under the Plan to Covered Employees shall constitute "qualified performance-based compensation" within the meaning of Code Section 162(m)(4)(C) and regulations thereunder (including Treasury Regulation 1.162-27(e)). Accordingly, if any provision of the Plan or any agreement evidencing an Award hereunder relating to a Covered Employee does not comply or is inconsistent with the requirements of Code Section 162(m)(4)(C) or regulations thereunder (including Treasury Regulations 1.162-27(e)), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

        (h) LIMIT ON DISCRETION TO VARY AMOUNTS PAYABLE. The provisions of
    Section 4(b) and (c) and any other Plan provisions notwithstanding (other than the provisions of Section 7), the Committee shall have no discretion to increase the amounts payable with respect to an Award held by a Covered Employee and subject to this Section 5. The Committee may, in its discretion, reduce or eliminate any amount payable with respect to an Award subject to this Section 5, to the extent permitted under Section 4.

    6. GENERAL PROVISIONS.

        (a) NO RIGHTS TO FINAL AWARD OR RIGHTS TO PARTICIPATE. Until the Committee (or its Designee, if any) has determined to make a final Award to a Participant under Section 4(b) or (c) and/or Section 5, a Participant's selection to participate, grant of an Award, and other events under the Plan shall not be construed as a commitment that any Award shall become a final Award or that payment will be made with respect to an Award under the Plan. Nothing in the Plan shall be deemed to give any employee any right to participate in the Plan except upon determination of the Committee (or its Designee, if any) under Section 4 or 5.

        (b) NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor any action taken hereunder shall be construed as creating any contract of employment between the Company or any of its subsidiaries and any employee or otherwise giving any employee the right to be retained in the employ of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee's employment at any time.

        (c) NONTRANSFERABILITY. No Award payable under, or interest in, the Plan shall be transferable by a Participant except upon a Participant's death, by will or the laws of descent and distribution or to a Beneficiary, or otherwise shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such attempted action shall be void.

        (d) UNFUNDED STATUS OF PLAN; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Award, or the taking of any other action taken pursuant to the provisions of the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company; PROVIDED, HOWEVER, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan pursuant to any Award, in coordination with any deferred compensation plan of the Company or otherwise, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

        (e) GOVERNING LAW. The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware (except to the extent provisions of federal law may be applicable). If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

        (f) CHANGES TO THE PLAN AND AWARDS. The Board may, amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan, provided that any such action shall be subject to stockholder approval if and to the extent required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Company's Common Stock may then be listed or quoted. Except as provided in Section 5, the Committee (or its Designee, if any) may modify the terms and provisions of any Awards theretofore awarded to any Participants which have not become final Awards or been settled by payment, provided that a Designee may only modify terms and provisions of Awards granted under authority delegated to a Designee. No Award may be granted during any suspension of the Plan or after its termination.

        (g) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor submission of any material terms of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or Committee to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of bonuses or incentives otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

        (h) EFFECTIVE DATE; PLAN TERMINATION. The Plan shall become effective as of January 1, 1994, for Performance Periods beginning on or after such date, and shall remain in effect until such time as it may be terminated pursuant to Section 6(f).

        (i) STOCKHOLDER APPROVAL. The Plan was originally approved by stockholders of the Company in 1994. In addition, the Board may determine to submit the material terms of the Plan to stockholders for reapproval at such times, if any, required in order that certain compensation under the Plan may qualify as "performance-based compensation" under Code Section 162(m) and the regulations thereunder.

    7. CHANGE IN CONTROL.

        (a) PAYMENTS RELATING TO PRIOR YEAR'S AWARDS. Any provision of the Plan to the contrary notwithstanding, in the event of a Change in Control, the Committee may not exercise any discretion conferred under Section 5(h) or otherwise under the Plan to reduce the amount payable in respect of any Award relating to a Performance Period which ended prior to the date of such Change in Control but which Award had not been paid out as a final Award at the time of the Change in Control, and all such Awards shall be paid out entirely in cash at the time specified in Section 7(c).

        (b) PAYMENTS RELATING TO CURRENT YEAR'S AWARDS. Any provision of the Plan to the contrary notwithstanding, and unless the Board of Directors determines otherwise, in the event of a Change in Control, a Participant who is a Covered Employee shall be entitled to receive a final Award for the Performance Period in progress on the date of such Change in Control equal to a pro rata portion of his or her maximum Award payable for such Performance Period as if all Performance Objectives were fully met, based on the number of days from the beginning of the Performance Period to the date of the Change in Control.

        (c) PAYMENTS. All amounts payable pursuant to this Section 7 shall be paid in a cash lump sum no later than five days after the date of a Change in Control. Nothing in the Plan shall prevent the Committee from continuing Awards, to the extent not paid under this provision, after a Change in Control.

        (d) AMENDMENT AND TERMINATION OF PLAN AND AWARDS. Any provision of the Plan to the contrary notwithstanding, upon the occurrence of a Change in Control and at all times thereafter, neither the Board of Directors nor the Committee may terminate, amend, modify, or suspend the Plan, in whole or in part, in any manner that would adversely affect the right of any Participant to receive the Awards otherwise granted under the Plan as of the effective date of such action.

        (e) COORDINATION WITH AWARDS UNDER SECTION 5; OTHER PLAN PROVISIONS UNAFFECTED. It is intended that the payments under Section 7(a) and 7(b) hereof constitute compensation "payable upon change of ownership or control," the authorization of which, as permitted under Treasury Regulation 1.162-27(e)(2)(v), will not cause any compensation paid to a Covered Employee under Section 5 of the Plan not to be deductible by the Company under Section 162(m). Accordingly, unless otherwise determined by the Committee, no payment will be deemed to be authorized under Section 7(a) or 7(b) relating to a given Award if such authorization would cause payments under Section 5 to a Covered Employee with respect to such Award to fail to be deductible by the Company under Code Section 162(m), provided that any payments under Section 7(a) and 7(b) themselves need not qualify as deductible "performance-based compensation" under Section 162(m). In addition, nothing in this Section 7 shall affect the operation of the provisions of the Plan prior to a Change in Control.

                             DEL LABORATORIES, INC.

                                     PROXY

             Annual Meeting of Stockholders, Thursday, May 27, 1999

     The undersigned stockholder of DEL LABORATORIES, INC., a Delaware corporation, hereby appoints Shawn A. Smith and Enzo Vialardi, either of them voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of Common Stock of Del Laboratories, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530 on Thursday May 27, 1999, at 9:30 A.M. (local time) or any adjournment thereof, in accordance with the instructions on the reverse side.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NOS. 2 AND 3.

                          (Continued on reverse side)


--------------------------------------------------------------------------------
                           ^ FOLD AND DETACH HERE ^


                                                                                        Please mark
                                                                                        your votes as    / X /
                                                                                        indicated by
                                                                                        this example


1. ELECTION OF DIRECTORS                                        2. APPROVAL OF AMENDED AND RESTATED 1994 STOCK PLAN

  FOR all nominees               WITHHOLD                       The Board of Directors recommends a vote "FOR" the approval of
listed below (exceptions         AUTHORITY                      the Amended and Restated 1994 Stock Plan
 withheld in the space        to vote for all
      provided             nominees listed below                          FOR        AGAINST      SUSTAIN
       /   /                      /   /                                  /   /        /   /        /   /


01 Robert A Kavesh, 02 Steven Kotler, 03 Marcelle Maxwell


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.



3. APPROVAL OF AMENDED AND RESTATED ANNUAL INCENTIVE PLAN

The Board of Directors recommends a vote "FOR" the approval of the Amended and Restated Annual Incentive Plan

               FOR        AGAINST      SUSTAIN
              /   /        /   /        /   /



                                               PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.

                                               When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                               DATED:                                                                1999
                                                     --------------------------------------------------------------,

                                                             SIGNATURE
                                                                       --------------------------------------------------------


                                                                   Signature if held jointly

                                               PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

------------------------------------------------------------------------------------------------------------------------------------
                                                             ^ FOLD AND DETACH HERE ^



                               VOTE BY TELEPHONE
                          QUICK *** EASY *** IMMEDIATE

           YOUR VOTE IS IMPORTANT!--YOU CAN VOTE IN ONE OF TWO WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day, 7 days a week
               There is NO CHARGE to you for this call.--Have your proxy card in hand.
You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

---------------------------------------------------------------------------------------------------------------------
OPTION 1:     To vote as the Board of Directors recommends on ALL proposals, press 1
---------------------------------------------------------------------------------------------------------------------

                                      WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

---------------------------------------------------------------------------------------------------------------------
OPTION 2:     If you choose to vote on each Proposal separately, press 0. You will hear these instructions.
---------------------------------------------------------------------------------------------------------------------

                   Proposal 1--To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9

                   To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

                   Proposal 2--To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

                                 WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

                   The instructions are the same for all remaining proposals.
                                                  OR
2. TO VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

          NOTE: IF YOU VOTE BY TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.
                                         THANK YOU FOR VOTING.


              DEL LABORATORIES, INC. EMPLOYEE STOCK OWNERSHIP PLAN
                        CONFIDENTIAL VOTING INSTRUCTIONS
           INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             ANNUAL MEETING OF STOCKHOLDERS, THURSDAY, MAY 27, 1999

          The undersigned hereby instructs the Trustee of the Del Laboratories, Inc. Employee Stock Ownership Plan ("ESOP") to vote all shares of Common Stock of Del Laboratories, Inc. allocated to the undersigned's account under the ESOP at the Annual Meeting of Stockholders of said corporation to be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530 on May 27, 1999, at 9:30 A.M. (local time) or any adjournment thereof, in accordance with the instructions on the reverse side (OR, IF NO INSTRUCTIONS ARE GIVEN, "FOR" ALL PROPOSALS LISTED ON THE REVERSE SIDE OF THIS CARD.

                          (Continued on reverse side)



--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^


                                                                                        Please mark
                                                                                        your votes as    / X /
                                                                                        indicated by
                                                                                        this example


1. ELECTION OF DIRECTORS                                        2. APPROVAL OF AMENDED AND RESTATED 1994 STOCK PLAN

  FOR all nominees               WITHHOLD                       The Board of Directors recommends a vote "FOR" the approval of
listed below (exceptions         AUTHORITY                      the Amended and Restated 1994 Stock Plan
 withheld in the space        to vote for all
      provided             nominees listed below                          FOR        AGAINST      ABSTAIN
       /   /                      /   /                                  /   /        /   /        /   /


01 Robert A Kavesh, 02 Steven Kotler, 03 Marcelle Maxwell


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.



3. APPROVAL OF AMENDED AND RESTATED ANNUAL INCENTIVE PLAN

The Board of Directors recommends a vote "FOR" the approval of the Amended and Restated Annual Incentive Plan

               FOR        AGAINST      SUSTAIN
              /   /        /   /        /   /



                                               PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.

                                               When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                               DATED:                                                                1999
                                                     --------------------------------------------------------------,

                                                     --------------------------------------------------------------
                                                                                SIGNATURE


                                                     --------------------------------------------------------------
                                                                   Signature if held jointly

                                               PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

------------------------------------------------------------------------------------------------------------------------------------
                                                             ^ FOLD AND DETACH HERE ^


                               VOTE BY TELEPHONE
                          QUICK *** EASY *** IMMEDIATE

           YOUR VOTE IS IMPORTANT!--YOU CAN VOTE IN ONE OF TWO WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day-7 days a week
               There is NO CHARGE to you for this call.--Have your proxy card in hand.
You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

---------------------------------------------------------------------------------------------------------------------
OPTION 1:     To vote as the Board of Directors recommends on ALL proposals, press 1
---------------------------------------------------------------------------------------------------------------------

                                      WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

---------------------------------------------------------------------------------------------------------------------
OPTION 2:     If you choose to vote on each Proposal separately, press 0. You will hear these instructions.
---------------------------------------------------------------------------------------------------------------------

                   Proposal 1--To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9

                   To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

                   Proposal 2--To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

                                 WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

                   The instructions are the same for all remaining proposals.
                                                  OR
2. TO VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

          NOTE: IF YOU VOTE BY TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.
                                         THANK YOU FOR VOTING.
